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Information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and they are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 10, 2012

Registration No. 333-178691
Filed pursuant to Rule 424(b)(5)

Prospectus Supplement to Prospectus dated December 22, 2011

5,250,000 Shares

Common Stock

          The common stock is listed on the NASDAQ Global Select Market under the symbol "RGLD". The last reported sale price of the common stock on October 9, 2012 was $94.16 per share. Our common stock is also traded on the Toronto Stock Exchange under the symbol "RGL".

          See "Risk Factors" beginning on page S-12 of this prospectus supplement to read about factors you should consider before buying shares of the common stock.

          Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if the prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

          The underwriters have agreed to purchase the common stock from us at a price of $             per share which will result in $             of proceeds to us (before expenses). To the extent the underwriters sell more than 5,250,000 shares of common stock, the underwriters will have the option to purchase within 30 days from the date of this prospectus supplement up to 750,000 additional shares from Royal Gold, Inc. at the same price of $             per share.

          The underwriters may offer the shares of common stock from time to time for sale in one or more transactions on the NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

          The underwriters expect to deliver the shares to purchasers on or about October     , 2012.

Book-Running Manager

Goldman, Sachs & Co.

Lead Managers

HSBC	Scotiabank

The date of this prospectus supplement is October     , 2012

          We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any written communication from us specifying the final terms of the offering is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates. Information in this prospectus supplement updates and modifies the information in the accompanying prospectus.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

          This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-178691) that we filed with the Securities and Exchange Commission (the "SEC") and that became effective on December 22, 2011 utilizing an automatic shelf registration process. Under this shelf registration process, we may, from time to time, offer debt securities, preferred stock, common stock, warrants and depositary shares, of which this offering is a part. We have also filed this prospectus supplement and the accompanying prospectus, which we refer to as the Canadian prospectus, with the securities regulatory authorities in each of the provinces of Canada, other than Quebec, under the Multijurisdictional Disclosure System. The securities qualified under the Canadian prospectus may be offered and sold in each of the provinces of Canada, other than Quebec, subject to any applicable securities laws.

          This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein by reference. The second part is the prospectus, which gives more general information, some of which may not apply to this offering of common stock. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated herein by reference, you should rely on the information in this prospectus supplement. Before investing in our common stock, you should read both this prospectus supplement and the accompanying prospectus, as well as the additional information described under "Where You Can Find More Information" on page S-45 of this prospectus supplement.

          Unless otherwise stated, information in this prospectus supplement assumes that (i) the underwriters will not exercise their option to purchase additional shares of our common stock, (ii) holders of exchangeable shares of RG Exchangeco Inc., a wholly-owned Canadian subsidiary of Royal Gold ("RG Exchangeco"), which are convertible on a one-for-one basis for our common stock, will not convert their shares, (iii) none of the Company's 2.875% convertible senior notes due 2019 will be converted into shares of our common stock, and (iv) no other person will exercise any other outstanding options to purchase shares of our common stock.

          This document includes trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

          This prospectus supplement, the prospectus and the documents incorporated herein by reference contain certain references to future expectations and other forward-looking statements and information relating to us or to properties operated by others that are based on our beliefs and assumptions or those of management of the companies that operate properties on which we have royalty interests, as well as information currently available to us. Such forward-looking statements include statements regarding projected production and reserves received from the operators of properties where we hold royalty interests. Additional written or oral forward-looking statements may be made by us from time to time in filings with the SEC or otherwise. Words such as "may", "could", "should", "would", "believe", "estimate", "expect", "anticipate", "plan", "forecast", "potential", "intend", "continue", "project" and similar expressions generally indicate forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Forward-looking statements inherently involve risks and uncertainties, some of which cannot be predicted or quantified. Do not unduly rely on forward-looking statements. Actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include:

  •
  changes in gold and other metals prices on which our royalty interests are paid or changes in prices of the primary metals mined at properties where we hold royalty interests;

  •
  the production at or performance of properties where we hold royalty interests;

  •
  the ability of operators to bring projects, particularly on development stage properties, into production on schedule or operate in accordance with feasibility studies;

  •
  decisions and activities of the operators of properties where we hold royalty interests;

  •
  liquidity or other problems our operators may encounter;

  •
  hazards and risks at the properties where we hold royalty interests that are normally associated with development and mining properties, including unanticipated grade and geological, metallurgical, processing or other problems, mine operating and ore processing facility problems, pit wall or tailings dam failures, industrial accidents, environmental hazards and natural catastrophes such as floods or earthquakes and access to raw materials, water and power;

  •
  changes in project parameters as plans of the operators of properties where we hold royalty interests are refined;

  •
  changes in estimates of reserves and mineralization by the operators of properties where we hold royalty interests;

  •
  contests to our royalty interests and title and other defects to the properties where we hold royalty interests;

  •
  economic and market conditions;

  •
  future financial needs;

  •
  federal, state and foreign legislation governing us or the operators of properties where we hold royalty interests;

  •
  the availability of royalty interests for acquisition or other acquisition opportunities and the availability of debt or equity financing necessary to complete such acquisitions;

  •
  our ability to make accurate assumptions regarding the valuation, timing and amount of revenue to be derived from our royalty interests when evaluating acquisitions;

  •
  risks associated with conducting business in foreign countries, including application of foreign laws to contract and other disputes, environmental, real estate, contract and permitting laws, currency fluctuations, expropriation of property, repatriation of earnings, taxation, price controls, inflation, import and export regulations, community unrest and labor disputes, endemic health issues, corruption, enforcement and uncertain political and economic environments;

  •
  changes in laws governing us, the properties where we hold royalty interests or the operators of such properties;

  •
  risks associated with issuances of additional common stock or incurrence of indebtedness in connection with acquisitions or otherwise including risks associated with the issuance and conversion of convertible notes;

  •
  acquisition and maintenance of permits and authorizations, completion of construction and commencement and continuation of production at the properties where we hold royalty interests;

  •
  changes in management and key employees; and

  •
  failure to complete future acquisitions;

as well as other factors described elsewhere in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 (filed on August 9, 2012) and in future filings we make with the SEC. Most of these factors are beyond our ability to predict or control. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. We disclaim any obligation to update any forward-looking statements made herein, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

CERTAIN DEFINITIONS

          Company:    Unless we have indicated otherwise, or the context otherwise requires, references to the "Company", "we", "us", and "Royal Gold" refer to Royal Gold, Inc. and its consolidated subsidiaries, except where it is clear that such terms refer only to Royal Gold, Inc.

          Dollar or "$":    Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to "$" or "dollar" are to the lawful currency of the United States. We refer to Canadian dollars as C$.

          g/t:    A unit representing grams per tonne.

          Net Smelter Return (NSR) Royalty:    A defined percentage of the gross revenue from a resource operation, less a proportionate share of incidental transportation, insurance, refining and smelting costs.

          Payable Ounces of Gold:    Ounces of gold in concentrate payable to the operator after deduction of a percentage of gold in concentrate that is paid to a third-party smelter pursuant to smelting contracts.

          Proven (Measured) Reserves:    Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes, and the grade is computed from the results of detailed sampling, and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that the size, shape, depth and mineral content of the reserves are well established.

          Probable (Indicated) Reserves:    Reserves for which the quantity and grade are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance of probable (indicated) reserves, although lower than that for proven (measured) reserves, is high enough to assume geological continuity between points of observation.

          Reserve:    That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

          Royalty:    The right to receive a percentage or other denomination of mineral production from a resource extraction operation.

          Royalty Interest:    A collective reference to royalties, gold, silver or other metal stream interests, and other similar interests.

          Stream:    A metal purchase agreement that provides, in exchange for an upfront deposit payment, the right to purchase all or a portion of one or more metals produced from a mine, at a price determined for the life of the transaction by the purchase agreement.

          Ton:    A unit of weight equal to 2,000 pounds or 907.2 kilograms.

          Tonne:    A unit of weight equal to 2,204.6 pounds or 1,000 kilograms.

 TAX CONSIDERATIONS

          We are not providing any tax advice as to the acquisition, holding or disposition of the shares of our common stock offered hereby. In making an investment decision, investors should consult their own tax advisors to determine the U.S. federal or state, and any applicable foreign or other tax consequences related to an investment in our common stock. See "Material United States Federal Income Tax Considerations for Non-U.S. Holders" on page S-40.

NOTICE TO UNITED KINGDOM AND EUROPEAN ECONOMIC AREA INVESTORS

          This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

          In any Member State of the European Economic Area ("EEA") that has implemented the Prospectus Directive, this communication is only addressed to and is only directed at qualified investors in that Member State within the meaning of the Prospectus Directive.

          The expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

          Each person in a Member State of the EEA which has implemented the Prospectus Directive who receives any communication in respect of, or who acquires any shares under, the offers contemplated in this Prospectus Supplement will be deemed to have represented, warranted and agreed to and with Goldman, Sachs & Co. and the Company that:

  (a)
  it is a qualified investor as defined in the Prospectus Directive

  (b)
  in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of Goldman, Sachs & Co. has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

          For the purposes of this representation, the expression an "offer" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Relevant Member State.

v

 PROSPECTUS SUPPLEMENT SUMMARY

          This summary highlights selected information about Royal Gold, Inc. This summary does not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of Royal Gold you should read carefully this entire prospectus supplement and the accompanying prospectus, including the "Risk Factors" section and the other documents we refer to and incorporate by reference. Unless otherwise indicated, "common stock" means our common stock, par value $0.01 per share, offered by this prospectus supplement.

 Royal Gold Overview

          Royal Gold, together with its subsidiaries, is engaged in the business of acquiring and managing precious metals royalties, precious metals streams and similar interests. Royalties are non-operating interests in mining projects that provide the right to revenue or metals produced from the project after deducting specified costs, if any. We use the term "royalty interest" in this prospectus to refer to royalties, gold, silver or other metal stream interests, and other similar interests. Royal Gold seeks to acquire existing royalty interests or to finance projects that are in production or development stage in exchange for royalty interests. As of June 30, 2012, the Company owned royalty interests on 39 producing properties, 26 development stage properties and 128 exploration stage properties, of which the Company considers 40 to be evaluation stage projects. The Company uses "evaluation stage" to describe exploration stage properties that contain mineralized material and on which operators are engaged in the search for reserves. Royal Gold does not conduct mining operations nor is it required to contribute to capital costs, exploration costs, environmental costs or other mining, processing or other operating costs on the properties in which Royal Gold holds royalty interests. During the fiscal year ended June 30, 2012, Royal Gold derived approximately 75% of its revenue from precious metals (including 68% from gold and 7% from silver), 11% from copper and 11% from nickel. Royal Gold has achieved record revenue for each of the past five fiscal years, and increased revenue 22% from the fiscal year ended June 30, 2011 to the fiscal year ended June 30, 2012.

          Our financial results are primarily tied to the price of gold and, to a lesser extent, the price of silver, copper and nickel, together with the amounts of production from our producing stage royalty interests. The prices of gold, silver, copper, nickel and other metals have fluctuated widely in recent years. The marketability and the price of metals are influenced by numerous factors beyond the control of the Company and declines in the price of gold, silver, copper or nickel could have a material and adverse effect on the Company's results of operations and financial condition.

          We are engaged in a continual review of opportunities to acquire existing royalty interests, to create new royalty interests through the financing of mine development or exploration, or to acquire companies that hold royalty interests. We have used both cash and our common stock in our acquisitions and we may issue additional amounts of common stock as consideration in acquisitions in the future. We currently, and generally at any time, have acquisition opportunities in various stages of active review, including, for example, our engagement of consultants and advisors to analyze particular opportunities, analysis of technical, financial and other confidential information, submission of indications of interest, negotiation of letters of intent and participation in preliminary discussions or negotiations. Any one or more of our acquisitions could be material to us and increase the size of our business. We may enter into acquisitions at any time, including promptly after this offering. We cannot provide assurance that any of the possible transactions under review by us at any point in time will be concluded successfully.

          See Risk Factors beginning on page S-12 for further discussion on risks associated with potential future acquisitions and other aspects of our business.

 Recent Developments

Milligan III Acquisition

          On August 8, 2012, Royal Gold entered into an amendment to its purchase and sale agreement with Thompson Creek Metals Company Inc. ("Thompson Creek") whereby Royal Gold, among other things, agreed to purchase an additional 12.25% of the payable gold from the Mt. Milligan copper-gold project in exchange for a total of $200 million, of which $75 million was paid shortly after closing (the "Milligan III Acquisition"). Thompson Creek intends to use the proceeds from the Milligan III Acquisition to finance a portion of the construction of the Mt. Milligan project and related costs. Under the Milligan III Acquisition, Royal Gold increased its aggregate investment in the Mt. Milligan project from $581.5 million to $781.5 million and agreed to purchase a total of 52.25% of the payable ounces of gold produced from the Mt. Milligan project at a cash purchase price equal to the lesser of $435, with no inflation adjustment, or the prevailing market price for each payable ounce of gold.

          In the original Milligan gold stream transaction (the "Milligan I Acquisition"), which Royal Gold completed in October 2010, Royal Gold agreed to purchase 25% of the payable ounces of gold produced from the Mt. Milligan project in exchange for a total of $311.5 million, $226.5 million of which was paid at closing, plus a cash purchase price equal to the lesser of $400 or the prevailing market price for each payable ounce of gold until 550,000 payable ounces have been delivered to Royal Gold and the lesser of $450 or the prevailing market price for each additional payable ounce thereafter. On December 14, 2011, Royal Gold increased its aggregate investment (including amounts previously funded pursuant to the Milligan I Acquisition and commitments for future funding) by $270 million, from $311.5 million to $581.5 million (the "Milligan II Acquisition"), and agreed to purchase an additional 15%, for a total of 40%, of the payable ounces of gold produced from the Mt. Milligan project at a cash purchase price equal to the lesser of $435, with no inflation adjustment, or the prevailing market price for each payable ounce of gold (regardless of the number of payable ounces delivered to Royal Gold).

          Under the Milligan III Acquisition, the amount of future scheduled payments to Thompson Creek increased from $126.9 million to $326.9 million, with $75 million paid shortly after closing. Scheduled quarterly payments were revised to total $251.9 million, with $45 million paid on September 3, 2012, $95 million due December 1, 2012, $62 million due March 1, 2013, $37 million due June 1, 2013 and $12.9 million due September 1, 2013. Royal Gold's obligation to make these quarterly payments is subject to the satisfaction of certain conditions included in the Milligan III Acquisition (including that the aggregate amount of historical payments made by Royal Gold plus the applicable quarterly payment is less than the aggregate costs of developing the Mt. Milligan project incurred or accrued by Thompson Creek as of the date of the applicable quarterly payment). In the event that a quarterly payment is postponed as a result of the failure by Thompson Creek to satisfy a condition precedent, all subsequent quarterly payments will be adjusted forward one full calendar quarter until such time as all conditions precedent have been satisfied for the next scheduled quarterly payment.

          Mt. Milligan is an open pit copper-gold project that Thompson Creek reports is in the advanced stages of construction and Thompson Creek estimates that commercial production will commence in late calendar 2013. According to a National Instrument 43-101 technical report regarding the Mt. Milligan project filed on the System for Electronic Document Analysis and Retrieval (SEDAR) under Thompson Creek's profile on October 13, 2011, proven and probable reserves total 482 million tonnes (0.20% copper; 0.39 g/t gold), containing 2.1 billion pounds of copper and 6.0 million ounces of gold, which reserves are estimated to support a mine life of approximately 22 years, with the project estimated to produce on average approximately 194,000 ounces of gold annually over the life of the mine, including estimated average production of 262,000 ounces of gold annually during the first six years of operation.

The Offering

Common stock being offered by us	5,250,000 shares (plus up to 750,000 additional shares if the underwriters exercise their option to purchase additional shares in full)
Common stock to be outstanding immediately after this offering	64,272,395 shares
Use of proceeds
The net proceeds from the sale of the shares of our common stock in this offering are estimated to be approximately $ million (or approximately $ million if the underwriters exercise their option to purchase additional shares in full), based on a price of $ per share and after deducting estimated offering expenses.

We intend to use the net proceeds of this offering to fund acquisitions of additional royalty interests and for general corporate purposes. We intend to invest net proceeds from this offering pending their use primarily in cash bank accounts and United States treasury bills. See "Use of Proceeds" on page S-27.
Risk factors	An investment in our common stock involves risk. We urge you to carefully consider all of the information described in the section entitled "Risk Factors" beginning on page S-12.
NASDAQ Global Select Market symbol	RGLD
Toronto Stock Exchange symbol	RGL
Dividend policy
We have paid a cash dividend on a quarterly basis on our common stock each year beginning in 2000. For calendar year 2012, our annual dividend is $0.60 per share, which is payable on a quarterly basis and up from $0.44 per share in calendar year 2011. We anticipate paying the fourth and last 2012 dividend payment of $0.15 per share on October 19, 2012, to common stockholders and holders of exchangeable shares of record at the close of business on October 5, 2012. Purchasers of our common stock will not be entitled to receive this dividend payment on any shares purchased in this offering.

We currently plan to continue to pay a quarterly dividend on a calendar year basis after calendar year 2012, subject to the discretion of our board of directors. Our board of directors may determine not to declare a dividend based on a number of factors, including prevailing gold prices, economic and market conditions and funding requirements of our operations and opportunities that might arise in the future.

          The number of shares of common stock that will be outstanding after the offering is based on 59,022,395 shares outstanding as of October 5, 2012. This number excludes:

  •
  761,652 exchangeable shares of RG Exchangeco outstanding as of October 5, 2012 that are convertible on a one-for-one basis for shares of Royal Gold common stock and one share of Special Voting Stock issued to give the exchangeable shares equivalent voting rights to Royal Gold common stock, all of which were issued in connection with our acquisition of IRC;

  •
  3,513,335 shares of common stock initially issuable upon conversion of the Company's 2.875% convertible senior notes due 2019 in the aggregate principal amount of $370 million (the "2019 Notes"), should Royal Gold elect to settle the 2019 Notes in full in common stock of the Company;

  •
  126,274 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $45.08 per share, of which 80,595 shares of common stock are subject to options that are vested and immediately exercisable;

  •
  110,300 performance shares that vest upon achieving certain performance goals;

  •
  179,163 shares of common stock issuable upon exercise of outstanding stock-settled stock appreciation rights ("SSARs"), of which 58,147 shares are vested and immediately exercisable;

  •
  959,590 shares of common stock reserved for future issuance under our equity compensation plan; and

  •
  750,000 additional shares of common stock issuable pursuant to the underwriters' option to purchase additional shares.

Company Strengths

          We believe that our core strengths include the following:

  •
  A long history of revenue and royalty interest reserve growth, as well as the creation or acquisition of royalties and streams (such as Mt. Milligan) on significant development properties that we expect could generate strong future revenue, including our royalty on the Pascua-Lama project and our stream on the Mt. Milligan project;

  •
  A diversified portfolio of 39 properties that produce revenue and 26 properties at the development stage;

  •
  A focus on well-regarded operators, with 75% of reserves subject to our royalty interests as of December 2011 being associated with properties operated by known operators, such as Barrick Gold Corporation ("Barrick"), Newmont Mining Corporation ("Newmont"), Goldcorp Inc. ("Goldcorp"), Teck Resources Limited ("Teck"), Vale S.A. ("Vale") and Xstrata PLC ("Xstrata");

  •
  A geographically diverse portfolio of royalty interests in largely stable geographic regions, with 92% of our revenue for the fiscal year ended June 30, 2012 from mines operating in the United States, Mexico, Canada, Chile and Australia;

  •
  No requirements to contribute to capital, exploration, environmental, mining, processing or other operating costs at mine sites (Royal Gold's payments to acquire gold or silver streams (e.g. the Mt. Milligan project) and other royalty interests are often used by the operator to fund the construction and development of the mine);

  •
  Organic growth when reserves are increased on a property on which we hold a royalty interest at no incremental cost to us as holder of the royalty interest;

  •
  A strong history of successful acquisitions of precious metal royalty interests and a pipeline of potential acquisitions in various stages of review, with royalty interests acquired in the past five years contributing over 66% of our revenue for the fiscal year ended June 30, 2012;

  •
  A proven track record of growing operating cash flow, from $18.6 million in fiscal year 2006 to $162.2 million in fiscal year 2012;

  •
  Exposure to metals price movements, with no historical practice of metal price hedging (increases in metal prices contributing 55% of our 22% revenue growth in fiscal year 2012, with the remainder resulting from increases in production volumes);

  •
  A historically strong liquidity position;

  •
  An experienced management team with proven skills in acquiring and managing precious metal royalty interests; and

  •
  A $0.60 per share dividend for calendar year 2012, representing a 36% increase in the dividend rate for calendar year 2011, and a history of increasing our dividend for each year beginning in calendar year 2000.

Royal Gold Business Model and Growth Strategy

          Royal Gold is engaged in the business of acquiring and managing precious metals royalty interests. The Company seeks to acquire existing royalty interests and to create new royalty interests through the financing of mining, development or exploration projects in exchange for royalty interests. Royal Gold does not conduct mining operations. The key elements of the Company's business model and growth strategy are as follows:

  •
  Focus on Gold and Precious Metals through Ownership of Royalty Interests.  Royal Gold has established its business model based on the premise that an attractive means to gain exposure to gold and precious metals prices is to acquire and hold royalty interests in gold and precious metal properties, rather than to engage directly in mining operations. By holding royalty interests, the Company benefits from (i) increases in metals prices, (ii) production increases from properties subject to Royal Gold's royalty interests and (iii) reserve increases on properties subject to Royal Gold's royalty interests, potentially extending Royal Gold's revenue stream from such properties. Royal Gold is not required to contribute to capital costs, exploration costs, environmental costs, mining costs, processing costs or other operating costs on the properties on which it holds royalty interests (Royal Gold's payments to acquire gold or silver streams (e.g. the Mt. Milligan project) and other royalty interests are often used by the operator to fund the construction and development of the mine). As a result, Royal Gold historically has been able to achieve high margins and low overhead costs. The Company believes its exposure to operating risks is further reduced because the majority of its revenue from producing assets is comprised of royalty interests on properties operated by experienced and well regarded operators throughout the world, including Barrick, Newmont, Goldcorp, Teck, Vale and Xstrata.

  •
  Acquisition of Royalty Interests on Producing Mines and Development Projects.  Royal Gold actively seeks to acquire royalty interests on both producing mines and development projects and has successfully executed an acquisition strategy that has more than tripled the gold equivalent reserves subject to its royalty interests from December 31, 2007 through December 31, 2011. Producing royalty interests generate revenue, while development stage properties represent an important part of the Company's growth strategy. Development stage properties not only provide a pipeline of reserves subject to Royal Gold's royalty interests, but also provide potential future revenue should they begin production over the next several years as expected by the operators of our principal development projects. For example, royalties on Peñasquito, Andacollo, Holt and Canadian Malartic were acquired when those properties were in development stage. Those properties are now principal contributors to Royal Gold's revenue and Peñasquito and Andacollo are two of Royal Gold's largest revenue contributors.

  •
  Industry Experience and Relationships.  Royal Gold relies on its experienced management team to identify opportunities and to structure creative approaches to acquire royalty interests, as well as to manage such royalty interests once acquired. The Company's management team includes senior executives with many years of industry experience in geology, mine operations, mining law and mine financing. The management team maintains personal relationships throughout the industry, from major mining companies to exploration companies, landowners and prospectors, giving the Company an excellent platform from which to identify, target and obtain or create royalty interests.

  •
  Flexible Acquisition Approaches.  Royal Gold has pursued a growth strategy using a variety of acquisition structures to grow its portfolio of royalty interests, including: (i) the acquisition of existing royalty interests or portfolios of existing royalty interests, (ii) the creation of new royalty interests by providing financing or capital, including for exploration, development or acquisition activities, in exchange for royalty interests, (iii) equity investments in connection with the creation and acquisition of royalty interests, and (iv) the acquisition of companies holding similar assets. Royal Gold's ability to utilize various acquisition structures allows it to adapt to changing market conditions and to capitalize on the most current needs of mining companies. The Company takes a flexible approach to each acquisition it examines, with consideration given to industry conditions as well as the various goals and capabilities of each operator or potential business partner.

  •
  Royalty Interest Evaluation Criteria.  Royal Gold believes there are substantial benefits to holding royalty interests on properties with significant reserves that represent long-lived assets. For example, through acquisitions, Royal Gold has increased its gold royalty at the Pascua-Lama project, which Royal Gold considers a cornerstone development property, from 1.08% to 5.23% (at or above $800 per ounce gold). The Company utilizes a series of technical, business and legal criteria by which it evaluates potential acquisitions of royalty interests. Among the factors considered are: (i) quality of the asset, (ii) reputation of the operator, (iii) country risks, (iv) environmental risks, (v) timing of anticipated production, (vi) potential for reserve growth, (vii) overall size and likely mine life of the project, and (viii) strategic, financial and operating impact of the acquisition on Royal Gold. The Company relies on the operational experience and technical expertise of members of its management team, and on that of consultants, to evaluate mining properties and reserves in order to evaluate royalty interests for acquisition.

  •
  Organic Growth through Reserve Replacement.  In addition to acquiring royalty interests with existing or anticipated near-term production, Royal Gold seeks to acquire and manage royalty interests with substantial potential for further reserve growth. This provides cost-free upside from the exploration efforts of the operator because additional reserves, if mined, extend Royal Gold's revenue stream from the property with no additional cost to Royal Gold.

 Key Acquisitions

Mt. Milligan

          In October 2010, Royal Gold completed the Milligan I Acquisition with Thompson Creek in which Royal Gold acquired the right to purchase 25% of the payable ounces of gold produced from the Mt. Milligan copper-gold project for $226.5 million, with a commitment to pay up to an additional $85 million over the construction period of the project. The cash purchase price for the payable gold pursuant to the Milligan I Acquisition was the lesser of $400 or the prevailing market price for each payable ounce of gold until 550,000 payable ounces have been delivered to Royal Gold and the lesser of $450 or the prevailing market price for each additional payable ounce thereafter.

          On December 14, 2011, Royal Gold completed the Milligan II Acquisition with Thompson Creek whereby Royal Gold, among other things, agreed to purchase an additional 15% of the payable gold from the Mt. Milligan project in exchange for an additional commitment of $270 million, $112 million of which was paid shortly after signing. The terms of the Milligan I Acquisition were revised pursuant to the Milligan II Acquisition whereby Royal Gold increased its gold stream from 25% to a total of 40% of the payable gold from the Mt. Milligan project and revised the purchase price of each payable ounce of gold to the lesser of $435 or the prevailing market price (regardless of the number of payable ounces delivered to Royal Gold).

          In August 2012, Royal Gold completed the Milligan III Acquisition with Thompson Creek whereby Royal Gold, among other things, agreed to purchase an additional 12.25% of the payable gold from the Mt. Milligan project in exchange for an additional commitment of $200 million, $75 million of which was paid shortly after closing. The terms of the Milligan II Acquisition were revised pursuant to the Milligan III Acquisition whereby Royal Gold increased its gold stream from 40% to a total of 52.25% of the payable gold from the Mt. Milligan project at the same purchase price per payable ounce of gold.

          Mt. Milligan is an open pit copper-gold project that Thompson Creek reports is in the advanced stages of construction and Thompson Creek estimates that commercial production will commence in late calendar 2013. According to a National Instrument 43-101 technical report regarding the Mt. Milligan project filed on SEDAR under Thompson Creek's profile on October 13, 2011, proven and probable reserves total 482 million tonnes (0.20% copper; 0.39 g/t gold), containing 2.1 billion pounds of copper and 6.0 million ounces of gold, which reserves are estimated to support a mine life of approximately 22 years, with the project estimated to produce on average approximately 194,000 ounces of gold annually over the life of the mine, including estimated average production of 262,000 ounces of gold annually during the first six years of operation.

International Royalty Corporation

          In February 2010, Royal Gold acquired all of the issued and outstanding common shares of International Royalty Corporation ("IRC"). The purchase price for the IRC acquisition consisted of approximately $350 million in cash, 5,234,086 shares of Royal Gold common stock (valued at $230.4 million) and 1,806,649 exchangeable shares of RG Exchangeco (valued at $79.5 million, which shares are convertible on a one-for-one basis for Royal Gold common stock at any time and have voting and dividend rights equivalent to Royal Gold common stock). The IRC acquisition further complemented and expanded Royal Gold's royalty portfolio. On the date of acquisition, the IRC royalty portfolio included 11 producing royalties, including royalties on the Voisey's Bay, Wolverine and Las Cruces mines, 10 development stage royalties, including a royalty on the Pascua-Lama project, 24 evaluation stage royalties and 35 exploration stage royalties. The producing royalties acquired through the IRC acquisition generated approximately 24% of the Company's revenue for the fiscal year ended June 30, 2012.

Andacollo Royalty Acquisition

          In January 2010, Royal Gold completed the acquisition of a royalty on the gold produced from the sulfide portion of the Andacollo mine in Chile from a subsidiary of Teck for a purchase price of $217.9 million in cash and 1,204,136 of the Company's common shares (valued at $53.4 million). The Andacollo royalty covers 75% of the gold produced from the sulfide portion of the deposit at the Andacollo mine until 910,000 payable ounces of gold have been sold, and 50% of the gold produced in excess of 910,000 payable ounces of gold. The Andacollo royalty does not cover copper production. As of December 31, 2011, Teck estimated proven and probable gold reserves of 477 million tons at an average grade of 0.004 ounces per ton (1.8 million ounces). The operator estimates that the mine will produce on average approximately 55,000 ounces of gold and 100,000 tonnes (110,230 tons) of copper in concentrate annually for the first 10 years of commercial production, with an estimated mine life of 20 years. Since Royal Gold's acquisition of the Andacollo royalty, the Andacollo mine has achieved commercial production and has become one of Royal Gold's largest revenue contributors, representing approximately 24% of the Company's revenue for the fiscal year ended June 30, 2012.

Other Acquisitions

          Our other key acquisitions of producing and development stage properties include:

  •
  in May 2012, we acquired a 3.0% NSR royalty from International Minerals Corporation on all ores and minerals mined or otherwise recovered from the Ruby Hill mine;

  •
  in December 2011, we agreed to purchase from Chieftain Metals Inc. 12.5% of the payable gold produced from the Tulsequah Chief project located in British Columbia until 48,000 ounces of payable gold have been delivered and 7.5% of the payable gold thereafter, and 22.5% of the payable silver produced from the project until 2.78 million ounces of payable silver have been delivered and 9.75% of the payable silver thereafter;

  •
  in fiscal year 2011, we increased our gold royalty at the Pascua-Lama project located in Chile, at which our composite royalty is 5.23% at a gold price at or above $800 per ounce, as well as an option to purchase a 1.25% NSR royalty (which may be increased to 2.0% upon our satisfaction of certain conditions) on all of the gold and silver production from the Kerr-Sulphurets-Mitchell project in northwest British Columbia owned by Seabridge Gold, Inc.;

  •
  in fiscal year 2009, we acquired a portfolio of 72 royalties from Barrick, including the remaining 70% of a sliding scale NSR royalty on the Mulatos gold mine located in Mexico (of which we previously owned 30%), which based on gold prices over $400 per ounce has a royalty rate of 5%, as well as royalties on the Canadian Malartic gold project and the Holt portion of the Holloway-Holt mining project in Canada;

  •
  in fiscal year 2008, we acquired royalties on the Marigold gold project located in Nevada, the El Chanate mine located in Mexico and 13 royalties as part of our acquisition of Battle Mountain Gold Exploration Corp., which included two royalties on the Dolores mine in Mexico;

  •
  in fiscal year 2007, we acquired royalties on the Peñasquito mine located in Mexico and our initial royalty on the Pascua-Lama project located in Chile; and

  •
  in fiscal year 2006, we acquired a royalty on the Robinson mine located in Nevada, 30% of the sliding scale NSR royalty on the Mulatos mine (the remaining 70% of which was acquired in fiscal year 2009 as described above) and royalties on the Taparko mine located in Burkina Faso through a financing arrangement to develop that mine.

Possible Future Acquisitions

          We are engaged in a continual review of opportunities to acquire existing royalty interests, to create new royalty interests through the financing of mining projects or to acquire companies that hold royalty interests. We currently, and generally at any time, have acquisition opportunities in various stages of active review, including, for example, our engagement of consultants and advisors to analyze particular opportunities, analysis of technical, financial and other confidential information, submission of indications of interest, obtaining or providing debt commitments for acquisition financing and participation in discussions or negotiations regarding serving as a financing source in connection with acquisitions of royalty interests. Any one or more of our acquisitions could be material to us and increase the size of our business, and such acquisitions could occur at any time, including promptly after this offering. We could incur additional indebtedness to fund acquisitions and/or could issue stock as consideration in an acquisition. See "Risk Factors — Risks Related to Our Common Stock" for risks relating to additional issuance of equity securities and "Risk Factors — Risks Related to Our Business" for risks relating to our future incurrence of indebtedness and acquisition strategy.

Cornerstone and Principal Properties

          Royal Gold's portfolio includes gold royalty interests on properties owned by various operating companies across six continents. While the Company maintains a strong presence in Nevada, a jurisdiction with a long history of successful gold mining, we believe that an important aspect of our portfolio is to hold royalty interests in other parts of the world. Royal Gold's principal producing and development properties outside of the United States are located primarily in Canada (Mt. Milligan, Voisey's Bay, Canadian Malartic, Holt and Wolverine), Chile (Pascua-Lama and Andacollo), Mexico (Peñasquito, Mulatos and Dolores), and Spain (Las Cruces). The Company holds other royalty interests on properties in other countries, including Argentina, Australia, Bolivia, Brazil, Burkina Faso, Colombia, Dominican Republic, Finland, Ghana, Guatemala, Honduras, Nicaragua, Peru, Russia and Tunisia.

          Royal Gold categorizes its key properties into cornerstone and principal producing and development properties, which are listed below. Royal Gold considers both historical and future potential revenues in determining which royalty interests in its portfolio are cornerstone and principal to its business. Estimated future potential revenues from both producing and development properties are based on a number of factors, including reserves subject to our royalty interests, production estimates, feasibility studies, metal price assumptions, mine life, legal status and other factors and assumptions, any of which could change and could cause Royal Gold to conclude that such royalty interests are no longer principal to its business.

          Royal Gold's cornerstone producing royalty interests are as follows:

  •
  the royalty on the gold produced from the Andacollo mine located in Chile and operated by Teck;

  •
  the royalty on all metals (principally gold, silver, lead and zinc) produced from the Peñasquito mine, covering both the oxide portion of the deposit and the sulfide portion of the deposit located in Zacatecas, Mexico, and operated by Goldcorp; and

  •
  the royalty on all metals (principally nickel, copper and cobalt) produced from the Voisey's Bay mine located in Newfoundland and Labrador, Canada, and operated by Vale Newfoundland & Labrador Limited.

          Royal Gold's cornerstone royalty interests on development properties are as follows:

  •
  the gold and copper royalty on the Pascua-Lama project located in Chile and operated by Barrick; and

  •
  the gold stream on the Mt. Milligan gold and copper project located in British Columbia, Canada and operated by Thompson Creek.

          Royal Gold's principal producing royalty interests are as follows:

  •
  the royalty on the copper and gold produced from the Robinson mine located in eastern Nevada and operated by KGHM International Ltd.;

  •
  the royalties on the gold produced from the Cortez mine located in Nevada and operated by Barrick;

  •
  the royalty on the gold produced from the Leeville mine located in Nevada and operated by Newmont;

  •
  the royalty on the gold produced from the Mulatos mine located in Sonora, Mexico, and operated by Alamos Gold, Inc.;

  •
  the royalty on the gold and silver produced from the Wolverine project located in Yukon Territory, Canada, and operated by Yukon Zinc Corporation;

  •
  the royalty on the gold produced from the Canadian Malartic project located in Quebec, Canada, and operated by Osisko Mining Corporation;

  •
  the royalty on the gold produced from the Holt portion of the Holloway-Holt project located in Ontario, Canada, and operated by St Andrew Goldfields Ltd.;

  •
  the royalties on the gold and silver produced from the Dolores mine located in Chihuahua, Mexico, and operated by Pan American Silver Corp.; and

  •
  the royalty on the copper produced from the Las Cruces mine located in Spain, and operated by Inmet Mining Corporation.

          The structure and reserve information of all of Royal Gold's royalty interests in producing and development stage properties are set forth in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 (filed with the SEC on August 9, 2012), under "Item 2, Properties, Reserve Information" and in our subsequent reports under the Exchange Act.

Additional Information

          Our principal executive offices are located at 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202-1132. Our telephone number is (303) 573-1660.

          We maintain a website at http://www.royalgold.com. Information presented or accessed through our website is not incorporated into, or made a part of, this prospectus supplement.

 Summary of Consolidated Financial Data

          The following summary of consolidated financial data should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes and other financial information contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 (filed with the SEC on August 9, 2012), incorporated by reference in this prospectus supplement and the accompanying prospectus. We derived the consolidated summary statement of operations data and other selected data for the fiscal years ended June 30, 2012, 2011 and 2010 from our audited consolidated financial statements. Historical results are not necessarily indicative of the results to be expected in the future. Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States, which differ in certain respects from International Financial Reporting Standards adopted in Canada. Therefore, our financial data contained in or incorporated by reference in this prospectus supplement may not be comparable to the financial data of Canadian companies.

	For the Fiscal Years Ended June 30,
	2012	2011	2010
	(dollars in thousands except share and per share data)
Statements of Operations Data:
Royalty revenues	$263,054	$216,469	$136,565
Operating income	$156,888	$118,925	$41,035
Net income	$98,309	77,299	$29,422
Net income attributable to Royal Gold common stockholders	$92,476	$71,395	$21,492
Net income per share available to Royal Gold common stockholders:
Basic	$1.61	$1.29	$0.49
Diluted	$1.61	$1.29	$0.49
Weighted average number of common shares outstanding:
Basic	57,220,040	55,053,204	43,640,414
Diluted	57,463,850	55,323,410	43,980,817
	As of June 30, 2012
	(dollars in thousands)
Balance Sheet Data:
Cash and equivalents	$375,456
Royalty interests in mineral properties, net	$1,890,988
Total assets	$2,373,045
Debt	$293,248
Net deferred tax liabilities	$178,716
Total liabilities	$509,616
Total Royal Gold stockholders' equity	$1,838,459

RISK FACTORS

          An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement, before making an investment decision. Our business, results of operations, cash flows and financial condition could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read "Special Note About Forward-Looking Statements" in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to Our Business

  We own passive interests in mining properties, and it is difficult or impossible for us to ensure properties are operated in our best interest.

          All of our current revenue is derived from royalty interests on properties operated by third parties. The holder of a royalty interest typically has no authority regarding the development or operation of a mineral property. Therefore, we are not in control of decisions regarding development or operation of any of the properties on which we hold a royalty interest, and we have limited or no legal rights to influence those decisions.

          Our strategy of having others operate properties on which we retain a royalty interest puts us generally at risk to the decisions of others regarding all operating matters, including permitting, feasibility analysis, mine design and operation, processing, plant and equipment matters and temporary or permanent suspension of operations, among others. These decisions are likely to be motivated by the best interests of the operator rather than to maximize payments to us. Although we attempt to secure contractual rights, such as audit or access rights when we create new royalty interests, that will permit us to protect our interests to a degree, there can be no assurance that such rights will always be available or sufficient, or that our efforts will be successful in achieving timely or favorable results or in affecting the operation of the properties in which we a have royalty interest in ways that would be beneficial to our stockholders.

  Volatility in gold, silver, copper, nickel and other metal prices may have an adverse impact on the value of our royalty interests and may reduce our revenues. Certain contracts governing our royalty interests have features that may amplify the negative effects of a drop in metals prices.

          The profitability of our royalty interests is directly related to the market price of gold, silver, copper, nickel and other metals. Market prices may fluctuate widely and are affected by numerous factors beyond the control of Royal Gold or any mining company, including metal supply, industrial and jewelry fabrication and investment demand, expectations with respect to the rate of inflation, the relative strength of the dollar and other currencies, interest rates, gold purchases, sales and loans by central banks, forward sales by metal producers, global or regional political, economic or banking conditions, and a number of other factors. If gold, silver, copper, nickel and certain other metal prices drop dramatically, we might not be able to recover the initial investment in our royalty interests. Moreover, the selection of a property for exploration or development, the determination to construct a mine and place it into production, and the dedication of funds necessary to achieve such purposes are decisions that must be made long before the first revenues from production will be received. Price fluctuations between the time that decisions about exploration, development and construction are made and the commencement of production can have a material adverse effect on the economics of a mine and can eliminate or have a material adverse impact on the value of royalty interests.

          Furthermore, if the market price of gold, silver, copper, nickel or certain other metals declines, then our revenues would also fall. Our sliding-scale royalties, such as Cortez, Holt, Mulatos, Wolverine and other properties, amplify this effect. When metal prices fall below certain thresholds in a sliding-scale royalty, a lower royalty rate is applied to production. In addition, certain agreements governing our royalty interests, such as those relating to our royalty interests in the Andacollo, Robinson, Peñasquito and Voisey's Bay properties, are based on the operator's concentrate sales to smelters, which include price adjustments between the operator and the smelter based on metals prices at a later date, typically three to five months after shipment to the smelter. In such cases, our payments from the operator include a component of these later price adjustments, which can result in decreased revenue in later periods if metals prices have fallen.

          Volatility in gold, silver, copper and nickel prices is demonstrated by the annual high and low prices for those metals from selected years during the past decade.

  •
  High and low gold prices per ounce, based on the London Bullion Market Association P.M. fix, have ranged from $293 to $256 in 2001, from $537 to $411 in 2005, from $1,212 to $810 in 2009, from $1,895 to $1,319 in 2011, and from $1,792 to $1,540 year to date.

  •
  High and low silver prices per ounce, based on the London Bullion Market Association fix, have ranged from $4.82 to $4.07 in 2001, from $9.23 to $6.39 in 2005, from $19.18 to $10.51 in 2009, from $48.70 to $26.68 in 2011, and from $37.23 to $26.67 year to date.

  •
  High and low copper prices per pound, based on the London Metal Exchange cash settlement price for Grade A copper, have ranged from $0.81 to $0.62 in 2001, from $2.08 to $1.44 in 2005, from $3.33 to $1.38 in 2009, from $4.60 to $3.08 in 2011, and from $3.93 to $3.29 year to date.

  •
  High and low nickel prices per pound, based on the London Metal Exchange cash settlement price for nickel, have ranged from $3.40 to $1.97 in 2001, from $8.12 to $5.22 in 2005, from $9.31 to $4.25 in 2009, from $13.17 to $7.68 in 2011, and from $9.90 to $6.89 year to date.

  Our revenues are subject to operational and other risks faced by operators of our mining properties.

          Although we are not required to pay capital costs (except for transactions where we finance mine development) or operating costs, our financial results are indirectly subject to hazards and risks normally associated with developing and operating mining properties where we hold royalty interests. Some of these risks include:

  •
  insufficient ore reserves;

  •
  increases in production costs incurred by operators or third parties that may impact the amount of reserves available to be mined, cause an operator to delay or curtail mining operations or render mining of ore uneconomical and cause an operator to close operations;

  •
  declines in the price of gold, silver, copper, nickel and other metals;

  •
  mine operating and ore processing facility problems;

  •
  economic downturns and operators' insufficient financing;

  •
  insolvency or bankruptcy of the operator;

  •
  significant environmental and other regulatory permitting requirements and restrictions and any changes in those regulations;

  •
  challenges by non-mining interests to existing permits and mining rights, and to applications for permits and mining rights;

  •
  community or civil unrest;

  •
  labor shortages, increased labor costs, and labor disputes, strikes or work stoppages at mines;

  •
  geological problems, unanticipated metallurgical characteristics and unanticipated ground or water conditions;

  •
  pit wall or tailings dam failures or any underground stability issues;

  •
  fires, explosions and other industrial accidents;

  •
  environmental hazards and natural catastrophes such as floods, earthquakes or inclement or hazardous weather conditions;

  •
  injury to persons, property or the environment;

  •
  the ability of the operators to maintain or increase production or to replace reserves as properties are mined; and

  •
  uncertain domestic and foreign political and economic environments.

          The occurrence of any of the above mentioned risks or hazards could result in an interruption, suspension or termination of operation of any of the properties in which we hold a royalty interest and have a material adverse effect on our business, results of operations, cash flows and financial condition.

  Acquired royalty interests, particularly on development stage properties, are subject to the risk that they may not produce anticipated revenues.

          The royalty interests we acquire may not produce anticipated revenues. The success of our acquisitions of royalty interests is based on our ability to make accurate assumptions regarding the valuation, timing and amount of revenues to be derived from our royalty interests, particularly with respect to acquisitions of royalty interests on development stage properties. If an operator does not bring a property into production and operate in accordance with feasibility studies, technical or reserve reports or other plans due to lack of capital, inexperience, unexpected problems, or otherwise, then the acquired royalty interest may not yield sufficient revenues to be profitable. Furthermore, operators of development stage properties must obtain all necessary environmental permits and access to water, power and other raw materials needed to begin production, and there can be no assurance operators will be able to do so. The Pascua-Lama mining project in Chile and Argentina and the Mt. Milligan mining project in Canada are among our cornerstone development stage acquisitions. In July 2012, Barrick revised the date for initial gold production from the Pascua-Lama project. Initial gold production, previously expected in mid-calendar 2013, is now expected in mid-calendar 2014, with an approximate 50%-60% increase in capital costs from the top end of its previously announced estimate of $4.7 billion-$5.0 billion. The failure of any of our cornerstone or principal properties to produce anticipated revenues on schedule or at all could have a material adverse effect on our business, results of operations, cash flows, financial condition and the other benefits we expect to achieve from the acquisition of royalty interests. Further, as mines on which we have royalty interests mature, we can expect overall declines in production over the years unless operators are able to replace reserves that are mined through mine expansion or successful new exploration. There can be no assurance that the operators of properties where we hold royalty interests will be able to maintain or increase production or replace reserves as they are mined.

  We depend on our operators for the calculation of royalty payments. We may not be able to detect errors and later payment calculations may call for retroactive adjustments.

          Our royalty payments are calculated by the operators of the properties on which we have royalties based on their reported production. Each operator's calculation of our payments is subject to and dependent upon the adequacy and accuracy of its production and accounting functions, and, given the complex nature of mining and ownership of mining interests, errors may occur from time to time in the allocation of production and the various other calculations made by an operator. Any of these errors may render calculations of such payments inaccurate. Certain agreements governing our royalty interests require the operators to provide us with production and operating information that may, depending on the completeness and accuracy of such information, enable us to detect errors in the calculation of royalty payments that we receive. We do not, however, have the contractual right to receive production information for all of our royalty interests. As a result, our ability to detect payment errors through our royalty interest monitoring program and its associated internal controls and procedures is limited, and the possibility exists that we will need to make retroactive revenue adjustments. Some contracts governing our royalty interests provide us the right to audit the operational calculations and production data for the associated royalty payments; however, such audits may occur many months following our recognition of the revenue and may require us to adjust our revenue in later periods, which could require us to restate our financial statements.

  Development and operation of mines is very capital intensive and any inability of the operators of properties where we hold royalty interests to meet liquidity needs, obtain financing or operate profitably could have material adverse effects on the value of and revenue from our royalty interests.

          The development and operation of mines is very capital intensive, and if operators of properties where we hold royalty interests do not have the financial strength or sufficient credit or other financing capability to cover the costs of developing or operating a mine, the operator may curtail, delay or cease development or operations at a mine site. Operators' ability to raise and service sufficient capital may be affected by, among other things, macroeconomic conditions, future commodity prices of metals to be mined, or a further downturn in the U.S. or global financial markets as has been experienced in recent years. If any of the operators of the properties on which we have royalty interests suffer these material adverse effects, then our royalty interests and the value of and revenue from our royalty interests may be materially adversely affected. In addition, a continued economic downturn or credit crisis could adversely affect the ability of operators to obtain debt or equity financing for the exploration, development and operation of their properties.

  Certain of our royalty interests are subject to payment or production caps or rights in favor of the operator or third parties that could reduce the revenues generated from the royalty interest.

          Some of our principal royalty interests are subject to limitations, such that the royalty interest will extinguish after threshold production is achieved or payments at stated thresholds are made. For example, a portion of our royalty at Pascua-Lama and our royalty at Mulatos are subject to production caps. Furthermore, certain other agreements governing our royalty interests contain rights that favor the operator or third parties. For example, Osisko, the operator of Canadian Malartic, one of our principal producing properties, exercised its buy-down right that reduced our royalty from a 3% NSR royalty to a 1.5% NSR royalty in fiscal year 2011. Also, certain individuals from whom we purchased portions of our royalty at Pascua-Lama, another of our cornerstone development properties, are entitled to one-time payments if the price of gold exceeds certain thresholds. If any of these thresholds are met or similar rights are exercised or we fail to make the required payment, our future revenue could be reduced.

  We may enter into acquisitions or other material transactions at any time, including promptly after this offering.

          We are engaged in a continual review of opportunities to acquire existing royalty interests, to create new royalty interests through the financing of mining projects or to acquire companies that hold royalty interests. We currently, and generally at any time, have acquisition opportunities in various stages of active review, including, for example, our engagement of consultants and advisors to analyze particular opportunities, technical, financial and other confidential information, submission of indications of interest and participation in discussions or negotiations for acquisitions. We also often consider obtaining or providing debt commitments for acquisition financing. Any such acquisition could be material to us. We could issue common stock or incur additional indebtedness to fund our acquisitions. Issuances of common stock may dilute existing stockholders and reduce some or all of our financial measures on a per share basis. In addition, any such acquisition or other transaction may have other transaction specific risks associated with it, including risks related to the completion of the transaction, the project, its operators, or the jurisdictions in which the project is located.

          In addition, we may consider opportunities to restructure our royalty interests where we believe such restructuring would provide a long-term benefit to the Company, though such restructuring may reduce near-term revenues or result in the incurrence of transaction related costs. We could enter into one or more acquisition or restructuring transactions at any time, including promptly after this offering.

  We may be unable to successfully acquire additional royalty interests at appropriate valuations.

          Our future success largely depends upon our ability to acquire royalty interests at appropriate valuations, including through royalty interest and corporate acquisitions and other financing transactions. Most of our revenues are derived from royalty interests that we acquire or finance, rather than through exploration of properties. There can be no assurance that we will be able to identify and complete the acquisition of such royalty interests or businesses that own desired interests, at reasonable prices or on favorable terms, or, if necessary, that we will have, or be able to obtain, sufficient financing on reasonable terms to complete such acquisitions. A continued economic downturn or credit crisis could adversely affect our ability to obtain debt or equity financing for acquisitions of additional royalty interests. In addition, we face competition in the acquisition of royalty interests. We have competitors that are engaged in the acquisition of royalty interests, including companies with greater financial resources, and we may not be able to compete successfully against these companies in acquiring new royalty interests. If we are unable to successfully acquire additional royalty interests, the reserves subject to our royalty interests will decline as the producing properties on which we have such royalty interests are mined or payment or production caps on certain of our royalty interests are met. We also may experience negative reactions from the financial markets or operators of properties on which we seek royalty interests if we are unable to successfully complete acquisitions of royalty interests or businesses that own desired royalty interests. Each of these factors could have a material adverse effect on our business, results of operations, cash flows and financial condition.

  Estimates of reserves and mineralization by the operators of mines in which we have royalty interests are subject to significant revision.

          There are numerous uncertainties inherent in estimating proven and probable reserves and mineralization, including many factors beyond our control and the control of the operators of properties on which we have royalty interests. Reserve estimates for our royalty interests are prepared by the operators of the mining properties. We do not participate in the preparation or verification of such reports and have not independently assessed or verified the accuracy of such information. The estimation of reserves and of other mineralized material is a subjective process, and the accuracy of any such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, metallurgical testing and production, and the evaluation of mine plans subsequent to the date of any estimate, may cause a revision of such estimates. The volume and grade of reserves recovered and rates of production may be less than anticipated. Assumptions about gold and other precious metal prices are subject to great uncertainty, and such prices have fluctuated widely in the past. Declines in the market price of gold, silver, copper, nickel or other metals also may render reserves or mineralized material containing relatively lower ore grades uneconomical to exploit. Changes in operating costs and other factors including short-term operating factors, the processing of new or different ore grades, geotechnical characteristics and metallurgical recovery, may materially and adversely affect reserves. Finally, it is important to note that our royalty interests generally give us interests in only a small portion of the production from the operators' aggregate reserves, and the size of those interests varies widely based on the individual documents governing the royalty interest.

  Estimates of production by the operators of mines in which we have royalty interests are subject to change, and actual production may vary materially from such estimates.

          Production estimates are prepared by the operators of mining properties. There are numerous uncertainties inherent in estimating anticipated production attributable to our royalty interests, including many factors beyond our control and the control of the operators of the properties in which we have royalty interests. We do not participate in the preparation or verification of production estimates and have not independently assessed or verified the accuracy of such information. The estimation of anticipated production is a subjective process and the accuracy of any such estimates is a function of the quality of available data, reliability of production history, variability in grade encountered, mechanical or other problems encountered, engineering and geological interpretation and operator judgment. Rates of production may be less than expected. Results of drilling, metallurgical testing and production, changes in commodity prices, and the evaluation of mine plans subsequent to the date of any estimate may cause actual production to vary materially from such estimates.

  If title to properties is not properly maintained by the operators, or is successfully challenged by third parties, our royalty interests could become invalid.

          Our business includes the risk that operators of mining projects and holders of mining claims, tenements, concessions, mining licenses or other interests in land and mining rights may lose their exploration or mining rights, or have their rights to mining properties contested by private parties or the government. Internationally, mining tenures are subject to loss for many reasons, including expiration, failure of the holder to meet specific legal qualifications, failure to pay maintenance fees, reduction in geographic extent upon passage of time or upon conversion from an exploration tenure to a mining tenure, failure of title and similar risks. Unpatented mining claims, for example, which constitute a significant portion of the properties on which we hold royalty interests in the United States, and which are generally considered subject to greater title risk than real property interests held by absolute title, are often uncertain and subject to contest by third parties and the government. If title to unpatented mining claims or other mining tenures subject to our royalty interests has not been properly established or is not properly maintained, or is successfully contested, our royalty interests could be adversely affected.

  Royalty interests are subject to title and other defects and contest by operators of mining projects and holders of mining rights, and these risks may be hard to identify in acquisition transactions.

          While we seek to confirm the existence, validity, enforceability and geographic extent of the royalty interests we acquire, there can be no assurance that disputes over these and other matters will not arise. Confirming these matters, as well as the title to mining property on which we hold or seek to acquire a royalty interest, is a complex matter, and is subject to the application of the laws of each jurisdiction to the particular circumstances of each parcel of mining property. Similarly, our royalty interests generally are subject to uncertainties and complexities arising from the application of contract and property laws governing private parties and/or local or national governments in the jurisdiction where mining projects are located. Furthermore, royalty interests in many jurisdictions are contractual in nature, rather than interests in land, and therefore may be subject to change of control, bankruptcy or insolvency of operators, nonperformance and to challenges of various kinds brought by operators or third parties. We often do not have the protection of security interests over property that we could liquidate to recover all or part of our investment in a royalty interest. Even if we retain our royalty interests in a mining project after any change of control, bankruptcy or insolvency of the operator, the project may end up under the control of a new operator, who may or may not operate the project in a similar manner to the current operator, which may positively or negatively impact us. In addition, operators and other parties to the agreements governing our royalty interests may not abide by their contractual obligations and we could be forced to take legal action to enforce our contractual rights. Disputes also could arise challenging, among other things, the existence or geographic extent of the royalty interest, third party claims to the same royalty interest or to the property on which we have a royalty interest, various rights of the operator or third parties in or to the royalty interest, methods for calculating the royalty interest, production and other thresholds and caps applicable to payments of royalty interests, the obligation of an operator to make payments of royalty interests, and various defects or ambiguities in the agreement governing a royalty interest. Unknown defects in, non-performance of, or disputes relating to, the royalty interests we acquire may prevent us from realizing the anticipated benefits from the acquisition, and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

  Operations in foreign jurisdictions are subject to many risks, which could decrease our revenues.

          We derived approximately 82% of our revenues from foreign sources during fiscal year 2012, compared to approximately 76% in fiscal year 2011 and 60% in fiscal year 2010. Our principal producing royalty interests on properties outside of the United States are located in Canada, Chile, Mexico and Spain. We currently have royalty interests in mines and projects in other countries, including Argentina, Australia, Bolivia, Brazil, Burkina Faso, Colombia, Dominican Republic, Finland, Ghana, Guatemala, Honduras, Nicaragua, Peru, Russia and Tunisia. In addition, future acquisitions may expose us to new jurisdictions. Our foreign activities are subject to the risks normally associated with conducting business in foreign countries. These risks include, depending on the country, such things as:

  •
  volatile exchange and currency controls and fluctuations;

  •
  expropriation or nationalization of property;

  •
  limitations on foreign exchange and repatriation of earnings;

  •
  increased foreign taxation or imposition of new or increased mining royalties;

  •
  enforcement of unfamiliar or uncertain foreign real estate, mineral tenure, contract, water use, mine safety and environmental laws and policies;

  •
  restrictions on mineral production and price controls;

  •
  high rates of inflation;

  •
  labor practices and disputes;

  •
  import and export regulations, including restrictions on the export of gold, silver, copper, nickel or other metals;

  •
  changes in legislation, including changes related to taxation, royalty interests, imports, exports, duties, currency, foreign ownership, foreign trade and foreign investment;

  •
  renegotiation, nullification or forced modification of existing contracts, licenses, permits, approvals, concessions or the like;

  •
  war, crime, terrorism, sabotage, civil unrest and uncertain political and economic environments;

  •
  corruption;

  •
  exposure to liabilities under anti-corruption and anti-money laundering laws, including the U.S. Foreign Corrupt Practices Act and similar laws and regulations in other jurisdictions to which we, but not necessarily our competitors, may be subject;

  •
  suspension of the enforcement of creditors' rights and stockholders' rights; and

  •
  risk of loss due to disease and other potential endemic health issues.

          For example, in recent years Argentina, where a portion of the Pascua-Lama project is located, has experienced significant economic turmoil and its government has taken several actions that have troubled foreign investors, including the nationalization of YPF S.A., the largest oil and gas company in Argentina, from foreign owner Repsol S.A. and the enactment of a federal glacier protection law that restricts mining activities in areas on or near the nation's glaciers (as discussed below in "The mining industry is subject to significant environmental risks"). Our royalty in the Pascua-Lama project, which straddles the border between Chile and Argentina, is on the Chilean side of the project. These actions, or similar future actions, could have a material adverse effect on the feasibility of new mine development and the profitability of existing mining operations in Argentina.

          As another example, in March 2012, the Australian federal government adopted new tax legislation that imposes a 30% tax on iron ore and coal mine profits. Similar legislation could be adopted in other foreign jurisdictions that could impose new or larger tax obligations or royalties on operators. Such legislation could have a material adverse effect on the feasibility of new mine development and the profitability of existing mining operations.

          In addition, many of our operators are organized outside of the United States. Our royalty interests may be subject to the application of foreign laws to our operators, and their stockholders, including laws relating to foreign ownership structures, corporate transactions, creditors' rights, bankruptcy and liquidation. Foreign operations also could be adversely impacted by laws and policies of the United States affecting foreign trade, investment and taxation.

          These risks may limit or disrupt operating mines or projects on which we hold royalty interests, restrict the movement of funds, or result in the deprivation of contract rights or the taking of property by nationalization or expropriation without fair compensation, and could have a material adverse effect on our business, results of operations, cash flows and financial condition. Certain of these risks may increase in an environment of relatively high metal prices.

  Changes in U.S. federal and state legislation, including changes in mining taxes and royalties payable to governments, could decrease our revenues.

          A number of properties where we hold royalty interests are located on U.S. federal lands that are subject to federal mining and other public land laws. Changes in federal or state laws or the regulations promulgated under them could affect mine development and expansion, significantly increase regulatory obligations and compliance costs with respect to mine development and mine operations, increase the cost of holding mining claims or impose additional taxes on mining operations, all of which could adversely affect our revenue from such properties. In recent years, the United States Congress has considered a number of proposed major revisions to the General Mining Law of 1872 (the "General Mining Law"), which governs the creation, maintenance and possession of mining claims and related activities on federal public lands in the United States. Congress also has recently considered bills, which if enacted, would impose royalties payable to the government on hardrock production, increase land holding fees, impose federal reclamation fees, impose additional environmental operating standards and afford greater public involvement and regulatory discretion in the mine permitting process. Such legislation, if enacted, could adversely affect the development of new mines and the expansion of existing mines, as well as increase the cost of all mining operations on federal lands, and could materially and adversely affect mine operators and our revenue from mines located on federal lands in the United States.

  The mining industry is subject to significant environmental risks.

          Mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Laws and regulations in the United States and abroad intended to ensure the protection of the environment are constantly changing and evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability, and potentially increased capital expenditures and operating costs. Furthermore, mining may be subject to significant environmental and other permitting requirements regarding the use of raw materials needed for operations, particularly water and power. Compliance with such laws and regulations can require significant expenditures and a breach may result in the imposition of fines and penalties, which may be material. If an operator is forced to incur significant costs to comply with environmental regulations or becomes subject to environmental restrictions that limit its ability to continue or expand operations, or if an operator were to lose its right to use or access water or other raw materials necessary to operate a mine, our revenues could be reduced, delayed or eliminated. These risks are most salient with regard to our development stage properties where permitting may not be complete and/or where new legislation and regulation can lead to delays, interruptions and significant unexpected cost burdens for mine operators. For example, Argentina recently passed a federal glacier protection law that restricts mining activities in areas on or near the nation's glaciers. We have a royalty on the Chilean side of the Pascua-Lama project, which straddles the border between Chile and Argentina, and the glacier law could affect aspects of the design, development and operation of the Pascua-Lama project. In July 2012, the National Supreme Court of Justice of Argentina overturned preliminary injunctions suspending the application of the glacier law in the San Juan Province, where a portion of the Pascua-Lama project is located, but the Supreme Court must still rule on the constitutionality of the glacier law. Further, to the extent that we become subject to environmental liabilities for the time period during which we were operating properties, the satisfaction of any liabilities would reduce funds otherwise available to us and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

  Regulations and pending legislation governing issues involving climate change could result in increased operating costs to the operators of the properties on which we have royalty interests.

          A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to the potential impacts of climate change. The December 1997 Kyoto Protocol, which ends at the end of 2012, established a set of greenhouse gas emission targets for countries that have ratified the Protocol, which include Ghana, Australia and Peru. Canada ratified the Protocol but renounced its ratification in December 2011. Furthermore, the U.S. Congress and several states have initiated legislation regarding climate change that will affect energy prices and demand for carbon intensive products. Additionally, the Australian government recently implemented a national emissions trading scheme and renewable energy targets. Legislation and increased regulation regarding climate change could impose significant costs on the operators of properties where we hold royalty interests, including increased energy, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. If an operator of a property on which we have a royalty interest is forced to incur significant costs to comply with climate change regulation or becomes subject to environmental restrictions that limit its ability to continue or expand operations, our revenues from that property could be reduced, delayed or eliminated.

  We depend on the services of our President and Chief Executive Officer and other key employees and on the participation of our Chairman.

          We believe that our success depends on the continued service of our key executive management personnel. Tony Jensen has served as our President and Chief Executive Officer since July 2006. Mr. Jensen's extensive commercial experience, mine operations background and industry contacts give us an important competitive advantage. Furthermore, our Chairman, Stanley Dempsey, who served as our Executive Chairman until his retirement as an officer of the Company in January 2009, has extensive knowledge of the royalty business and maintains long-standing relationships with the mining industry, both of which are important to our success. The loss of the services of Mr. Jensen, other key members of management or other key employees could jeopardize our ability to maintain our competitive position in the industry. From time to time, we may also need to identify and retain additional skilled management and specialized technical personnel to efficiently operate our business. The number of persons skilled in the acquisition, exploration and development of royalty interests is limited and competition for such persons is intense. Recruiting and retaining qualified personnel is critical to our success and there can be no assurance of such success. If we are not successful in attracting and retaining qualified personnel, our ability to execute our business model and growth strategy could be affected, which could have a material adverse effect on our business, results of operations, cash flows and financial condition. We currently do not have key person life insurance for any of our officers or directors.

  Our disclosure controls and internal control over our financial reporting are subject to inherent limitations.

          Management has concluded that as of June 30, 2012, our disclosure controls and procedures and our internal control over financial reporting were effective. Such controls and procedures, however, may not be adequate to prevent or identify existing or future internal control weaknesses due to inherent limitations therein, which may be beyond our control, including, but not limited to, our dependence on operators for the calculation of royalty payments as discussed above in "We depend on our operators for the calculation of royalty payments. We may not be able to detect errors and later payment calculations may call for retroactive adjustments". Given our dependence on third party calculations, there is a risk that material misstatements in results of operations and financial condition may not be prevented or detected on a timely basis by our internal controls over financial reporting and may require us to restate our financial statements.

  We have incurred indebtedness in connection with our business and could incur additional indebtedness that could limit cash flow available for our operations, limit our ability to borrow additional funds and have a material adverse effect on our business, results of operations, cash flows and financial condition.

          As of June 30, 2012, we had $370 million aggregate principal amount of our 2019 Notes outstanding, which we incurred earlier in June 2012. In addition, we may incur additional indebtedness in connection with financing acquisitions, strategic transactions or for other purposes. As of June 30, 2012, we had $350 million available for borrowing under our revolving credit facility. Our indebtedness increases the risk that we may be unable to generate enough cash to pay amounts due in respect of our indebtedness.

          Our indebtedness could have a material adverse effect on our business, results of operations, cash flows and financial condition. For example, it could:

  •
  make it more difficult for us to satisfy our debt obligations;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  require us to dedicate a substantial portion of our cash flow from operations to service our indebtedness, thereby reducing the availability of our cash flow to fund acquisitions of royalty interests, working capital and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  restrict us from exploiting business opportunities;

  •
  place us at a competitive disadvantage compared to our competitors that have less indebtedness;

  •
  dilute our existing stockholders if we elect to issue common stock instead of paying cash in the event the holders convert the 2019 Notes, or any other convertible securities issued in the future;

  •
  require the consent of our existing lenders to borrow additional funds, as was required in connection with the issuance of the 2019 Notes; and

  •
  limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other general corporate purposes.

  We may be required to pay a significant amount of money or issue a significant amount of shares of our common stock or both upon the exercise of any put, redemption or call right and conversion of the 2019 Notes, which could dilute existing stockholders and have a material adverse effect on our business, results of operations, cash flows and financial condition.

          Holders of the 2019 Notes may convert their 2019 Notes at their option prior to the close of business on the business day immediately preceding March 15, 2019, but only under the following circumstances: (1) during any fiscal quarter commencing after June 30, 2012 (and only during such fiscal quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day; (2) during the five consecutive business day period after any five consecutive trading day period (the "measurement period") in which the trading price per $1,000 principal amount of notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day; (3) upon the occurrence of specified corporate events; or (4) if we call any 2019 Notes for redemption, at any time until the close of business on the business day preceding the redemption date. On or after March 15, 2019 until the close of business on the scheduled trading day immediately preceding the June 15, 2019, the maturity date, holders may convert their 2019 Notes at any time, regardless of the foregoing circumstances.

          On or after June 15, 2015, if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending within 10 trading days immediately prior to the date we provide the notice of redemption exceeds 130% of the applicable conversion price of the 2019 Notes on each applicable trading day, subject to certain limited exceptions, we may redeem any or all of the 2019 Notes. The redemption price for the 2019 Notes to be redeemed on any redemption date will equal 100% of the principal amount of the 2019 Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus $90 per each $1,000 principal amount of 2019 Notes being redeemed. If we call any 2019 Notes for redemption, holders may convert their 2019 Notes at any time until the close of business on the business day preceding the redemption date.

          Upon conversion of any of the 2019 Notes, whether upon maturity, the exercise of any put, call or redemption right, or otherwise, we will be required to pay or deliver, at our election, cash, shares of our common stock or a combination of cash and shares of our common stock. Any such payment or delivery of cash, shares or a combination of cash and shares upon conversion of the 2019 Notes could dilute existing stockholders and may have an adverse effect on our business, results of operations, cash flows and financial condition.

  We may not be able to satisfy our debt obligations which could have a material adverse effect on our business, results of operations, cash flows and financial condition.

          We are subject to the risks normally associated with debt financing, including the risk that our cash flows may be insufficient to meet required principal and interest payments and the risk that we will be unable to refinance our indebtedness when it becomes due, or that the terms of such refinancing will not be as favorable as the terms of our indebtedness. As of June 30, 2012, our annual debt service obligation on the 2019 Notes was approximately $10.6 million. In addition, the 2019 Notes include provisions providing for the lump sum payment of significant amounts of principal, whether upon maturity, upon the exercise of any applicable put, redemption or call rights or otherwise and all amounts, if any, due under our revolving credit facility are due at maturity. Our ability to make these payments when due will depend upon several factors, which may not be in our control. These factors include our liquidity or our ability to convert assets owned by us into liquidity on or prior to such put, redemption, call or maturity dates and the amount by which we have been able to reduce indebtedness prior to such date though exchanges, refinancing, extensions, collateralization or other similar transactions (any of which transactions may also have the effect of reducing liquidity or liquid assets). In addition, our revolving credit facility contains, and the agreements that may govern any future indebtedness that we may incur may contain, financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Among other restrictions, our revolving credit facility contains covenants limiting our ability to make certain investments, consummate certain mergers, incur certain debt or liens and dispose of assets.

          If we are unable to maintain cash reserves or generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various covenants and requirements of the 2019 Notes, our revolving credit facility or any indebtedness which we may incur in the future, this could result in an event of default that, if not cured or waived, could result in the acceleration of all of our debt. Any default under the 2019 Notes, our revolving credit facility or any indebtedness which we may incur in the future could have a material adverse effect on our business, results of operations, cash flows and financial condition.

  The accounting method for convertible debt securities that may be settled in cash, such as the 2019 Notes, could have a material effect on our reported net income, net working capital or other financial results.

          Under the Financial Accounting Standards Board Accounting Standards Codification Section 470-20, Debt with Conversion and other Options ("ASC 470-20"), an entity must separately account for the liability and equity components of convertible debt instruments (such as the 2019 Notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of ASC 470-20 on the accounting for the 2019 Notes is that the equity component is required to be included in the additional paid-in capital section of stockholders' equity on our consolidated balance sheet and the value of the equity component is treated as original issue discount for purposes of accounting for the debt component of the 2019 Notes. As a result, we are required to record a greater amount of non-cash interest expense as a result of the amortization of the discounted carrying value of the 2019 Notes to their face amount over the term of the 2019 Notes. We report lower net income in our financial results because ASC 470-20 will require interest to include both the current period's amortization of the debt discount and the instrument's coupon interest, which could adversely affect our reported or future financial results, the market price of our common stock and the trading price of the 2019 Notes.

          In addition, under certain circumstances, convertible debt instruments (such as the 2019 Notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the 2019 Notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the 2019 Notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the 2019 Notes, then our diluted earnings per share would be adversely affected.

Risks Related to Our Common Stock

  Our stock price may continue to be volatile and could decline.

          The market price of our common stock has fluctuated and may decline in the future. The high and low sale prices of our common stock on the NASDAQ Global Select Market were $55.96 and $37.35 for the fiscal year ended June 30, 2010, $62.33 and $42.15 for the fiscal year ended June 30, 2011 and $83.87 and $57.00 for the fiscal year ended June 30, 2012. The fluctuation of the market price of our common stock has been affected by many factors that are beyond our control, including:

  •
  market prices of gold, silver, copper, nickel and other metals;

  •
  interest rates;

  •
  expectations regarding inflation;

  •
  ability of operators to produce precious metals and develop new reserves;

  •
  currency values;

  •
  credit market conditions;

  •
  general stock market conditions; and

  •
  global and regional political and economic conditions.

  Additional issuances of equity securities by us could dilute our existing stockholders, reduce some or all of our financial measures on a per share basis, reduce the trading price of our common stock or impede our ability to raise future capital. Substantial sales of shares may negatively impact the market price of our common stock.

          We may issue equity in the future in connection with acquisitions, strategic transactions or for other purposes. To the extent we issue additional equity securities, our existing stockholders could be diluted and some or all of our financial measures on a per share basis could be reduced. In addition, the shares of common stock that we issue in connection with an acquisition may not be subject to resale restrictions. The market price of our common stock could decline if our stockholders sell substantial amounts of our common stock, including shares issued upon the conversion of the outstanding 2019 Notes or are perceived by the market as intending to sell these shares other than in an orderly manner. In addition, the existence of the 2019 Notes may encourage short selling by market participants because the conversion of the 2019 Notes could depress the price of our common stock. These sales also could impair our ability to raise capital through the sale of additional equity or equity related securities in the future at a time and price that we deem appropriate. We are unable to predict the effect that sales may have on the then-prevailing market price of our common stock.

  Conversion of the 2019 Notes may dilute the ownership interest of existing stockholders.

          At our election, we may settle the 2019 Notes tendered for conversion entirely or partly in shares of our common stock. An aggregate of approximately 3.5 million shares of our common stock are issuable upon conversion of the outstanding 2019 Notes at the initial conversion rate of 9.4955 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $105.31 per share of common stock). In addition, the number of shares of common stock issuable upon conversion of the 2019 Notes, and therefore the dilution of existing common stockholders, could increase under certain circumstances described in the indenture under which the 2019 Notes are governed. We may issue all of these shares without any action or approval by our stockholders. As a result, the conversion of some or all of the 2019 Notes may dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock.

  We may change our practice of paying dividends.

          We have paid a cash dividend on our common stock for each fiscal year beginning in fiscal year 2000. Our board of directors has discretion in determining whether to declare a dividend based on a number of factors, including prevailing gold prices, economic market conditions, future earnings, cash flows, financial condition, and funding requirements for future opportunities or operations. In addition, there may be corporate law limitations or future contractual restrictions on our ability to pay dividends. If our board of directors declines or is unable to declare dividends in the future or reduces the current dividend level, our stock price could fall, and the success of an investment in our common stock would depend largely upon any future stock price appreciation. We have increased our dividends in prior years. There can be no assurance, however, that we will continue to do so or that we will pay any dividends at all.

  Certain provisions of Delaware law, our organizational documents, our rights plan, the 2019 Notes and the indenture governing the 2019 Notes could impede, delay or prevent an otherwise beneficial takeover or takeover attempt of us.

          Certain provisions of Delaware law, our organizational documents, our rights plans, the 2019 Notes and the indenture governing the 2019 Notes could make it more difficult or more expensive for a third party to acquire us, even if a change of control would be beneficial to our stockholders. Delaware law prohibits, subject to certain exceptions, a Delaware corporation from engaging in any business combination with any "interested stockholder", which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation's voting stock, for a period of three years following the date that the stockholder became an interested stockholder. Additionally, our certificate of incorporation and bylaws contain provisions that could similarly delay, defer or discourage a change in control of us or management. These provisions could also discourage a proxy contest and make it more difficult for stockholders to elect directors and take other corporate actions. Such provisions provide for the following, among other things: (i) the ability of our board of directors to issue shares of common stock and preferred stock without stockholder approval, (ii) the ability of our board of directors to establish the rights and preferences of authorized and unissued preferred stock, (iii) a board of directors divided into three classes of directors serving staggered three year terms, (iv) permitting only the chairman of the board of directors, chief executive officer, president or board of directors to call a stockholders' meeting and (v) requiring advance notice of stockholder proposals and related information. Furthermore, we have a stockholder rights plan that may have the effect of discouraging unsolicited takeover proposals. The rights issued under the stockholder rights plan could cause significant dilution to a person or group that attempts to acquire us on terms not approved in advance by our board of directors. In addition, if an acquisition event constitutes a fundamental change, holders of the 2019 Notes will have the right to require us to purchase their 2019 Notes in cash. If an acquisition event constitutes a make-whole fundamental change, we may be required to increase the conversion rate for holders who convert their 2019 Notes in connection with such make-whole fundamental change. These provisions could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, which may cause the market price of our common stock.

 USE OF PROCEEDS

          The net proceeds from the sale of the shares of our common stock in this offering are estimated to be approximately $              million (or approximately $              million if the underwriters exercise their option to purchase additional shares in full), based on a price of $              per share and after deducting estimated offering expenses.

          We intend to use the net proceeds of this offering to fund acquisitions of additional royalty interests and for general corporate purposes. We intend to invest the net proceeds from this offering pending their use primarily in cash bank accounts and United States treasury bills.

CAPITALIZATION

          The following table sets forth the cash and equivalents and capitalization of Royal Gold as of June 30, 2012:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to the sale of 5,250,000 shares of common stock offered hereby and the application of the net proceeds therefrom as described in "Use of Proceeds".

          You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes and other financial information contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012, which is incorporated by reference herein.

	As of June 30, 2012
	Actual	As Adjusted
	(dollars in thousands)
Cash and equivalents	$375,456	$

Debt	293,248		293,248

Equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized; 0 shares issued and outstanding; as adjusted 0 shares issued and outstanding	—		—
Common stock, $.01 par value, 100,000,000 shares authorized; 58,614,221 shares issued and outstanding; as adjusted 63,864,221 shares issued and outstanding	586		639
Exchangeable shares, no par value, 1,806,649 shares issued, less 1,007,823 redeemed shares; as adjusted 1,806,649 shares issued, less 1,007,823 redeemed shares	35,156		35,156
Additional paid-in capital	1,656,357
Accumulated other comprehensive (loss) income	(13,763)		(13,763)
Accumulated earnings	160,123		160,123

Total Royal Gold stockholders' equity	1,838,459
Non-controlling interests	24,970		24,970

Total equity	1,863,429

Total capitalization	$2,156,677

          The number of shares of common stock that will be outstanding after the offering is based on 58,614,221 shares outstanding as of June 30, 2012. This number excludes:

  •
  798,826 exchangeable shares of RG Exchangeco outstanding as of June 30, 2012 that are convertible on a one-for-one basis for shares of Royal Gold common stock and one share of Special Voting Stock issued to give the exchangeable shares equivalent voting rights to Royal Gold common stock, all of which were issued in connection with our acquisition of IRC;

  •
  3,513,335 shares of common stock initially issuable upon conversion of the 2019 Notes, should Royal Gold elect to settle the 2019 Notes in full in common stock of the Company;

  •
  166,050 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $36.46 per share, of which 131,453 shares of common stock are subject to options that are vested and immediately exercisable;

  •
  64,700 performance shares that vest upon achieving certain performance goals;

  •
  237,551 shares of restricted stock that vest with continued service to Royal Gold;

  •
  191,216 shares of common stock issuable upon exercise of outstanding SSARs, of which 104,643 shares are vested and immediately exercisable;

  •
  1,070,120 shares of common stock reserved for future issuance under our equity compensation plan; and

  •
  750,000 additional shares of common stock issuable pursuant to the underwriters' option to purchase additional shares.

MARKET PRICE OF OUR COMMON STOCK

          Our common stock is quoted on the NASDAQ Global Select Market under the symbol "RGLD" and on the Toronto Stock Exchange under the symbol "RGL". The following table sets forth for each of the quarterly periods indicated the range of high and low sales prices in dollars of our common stock on the NASDAQ Global Select Market.

	High	Low
Year Ended June 30, 2010
First Quarter	$49.35	$37.35
Second Quarter	55.96	42.90
Third Quarter	50.98	41.19
Fourth Quarter	54.85	46.51
Year Ended June 30, 2011
First Quarter	$51.57	$42.15
Second Quarter	55.22	46.74
Third Quarter	55.05	45.37
Fourth Quarter	62.33	51.38
Year Ended June 30, 2012
First Quarter	$83.87	$57.04
Second Quarter	82.70	58.14
Third Quarter	78.32	61.60
Fourth Quarter	80.97	57.00
Year Ending June 30, 2013
First Quarter	$100.71	$71.36
Second Quarter (through October 9, 2012)	100.84	94.03

          On October 9, 2012, the closing sale price of our common stock as reported on the NASDAQ Global Select Market was $94.16 per share. On October 5, 2012, the number of our common stockholders of record was 943.

DIVIDEND HISTORY

          We have paid a cash dividend on our common stock for each fiscal year beginning in fiscal year 2000, which we have increased each fiscal year beginning in 2001. We currently plan to pay a quarterly dividend on a calendar year basis, subject to the discretion of our board of directors. Our board of directors may determine not to declare a dividend based on a number of factors, including prevailing gold prices, economic and market conditions and funding requirements of our operations and opportunities that might arise in the future.

          We issued 1,806,649 exchangeable shares of RG Exchangeco that are convertible on a one-for-one basis for shares of Royal Gold common stock to stockholders of IRC in connection with our acquisition of IRC on February 22, 2010. As of June 30, 2012, 798,826 exchangeable shares were outstanding. The exchangeable shares are entitled to dividends at the same rate as the dividends that are declared on our common stock, and those dividends will be paid at the same time dividends are paid on our common stock.

          For calendar year 2012, our annual dividend is $0.60 per share of common stock and exchangeable shares. We paid the first payment of $0.15 per share on January 20, 2012, to common stockholders and the holders of exchangeable shares of record at the close of business on January 6, 2012. We paid the second payment of $0.15 per share on April 20, 2012, to common stockholders and the holders of exchangeable shares of record at the close of business on April 5, 2012. We paid the third payment of $0.15 per share on July 20, 2012 to common stockholders and holders of exchangeable shares of record at the close of business on July 6, 2012. We anticipate paying the fourth payment of $0.15 per share on October 19, 2012, to common stockholders and holders of exchangeable shares of record at the close of business on October 5, 2012. Purchasers of our common stock will not be entitled to receive this dividend payment on any shares purchased in this offering.

          For calendar year 2011, we paid an annual dividend of $0.44 per share of common stock and exchangeable shares, payable in four quarterly payments of $0.11 each. We paid the first payment of $0.11 per share on January 21, 2011, to common stockholders and the holders of exchangeable shares of record at the close of business on January 7, 2011. We paid the second payment of $0.11 per share on April 15, 2011, to common stockholders and the holders of exchangeable shares of record at the close of business on April 1, 2011. We paid the third payment of $0.11 per share on July 15, 2011 to common stockholders and holders of exchangeable shares of record at the close of business on July 1, 2011. We paid the fourth payment of $0.11 per share on October 14, 2011, to common stockholders and holders of exchangeable shares of record at the close of business on September 30, 2011.

          For calendar year 2010, we paid an annual dividend of $0.36 per share of common stock and exchangeable shares, in four quarterly payments of $0.09 each. We paid the first payment of $0.09 per share on January 15, 2010, to common stockholders of record at the close of business on January 4, 2010. We paid the second payment of $0.09 per share on April 16, 2010, to common stockholders and the holders of exchangeable shares of record at the close of business on April 1, 2010. We paid the third payment of $0.09 per share on July 16, 2010 to common stockholders and holders of exchangeable shares of record at the close of business on July 2, 2010. We paid the fourth payment of $0.09 per share on October 15, 2010, to common stockholders and holders of exchangeable shares of record at the close of business on October 1, 2010.

MANAGEMENT

          Shown below are the names, ages and positions of our directors and executive officers as of October 9, 2012.

Name	Age	Position
Stanley Dempsey	73	Chairman of the Board of Directors
Tony Jensen	50	Director, President and Chief Executive Officer
Gordon J. Bogden	54	Director
M. Craig Haase	69	Director
William Hayes	67	Director
S. Oden Howell, Jr.	72	Director
James W. Stuckert	74	Director
Karen Gross	58	Vice President and Corporate Secretary
William Heissenbuttel	47	Vice President of Corporate Development
Bruce C. Kirchhoff	53	Vice President and General Counsel
Stefan Wenger	39	Chief Financial Officer and Treasurer
William M. Zisch	55	Vice President of Operations

          Stanley Dempsey has served as Chairman of our board of directors since August 1988 and served as our Executive Chairman from July 2006 to December 2008. He was our Chairman and Chief Executive Officer from August 1988 until June 2006. Mr. Dempsey also served as our President from May 2002 until August 2003 and our President and Chief Operating Officer from July 1987 to July 1988. From 1983 through June 1986, Mr. Dempsey was a partner in the law firm of Arnold & Porter. During the same period, he was a principal in Denver Mining Finance Company, a firm that provides financial, management and advisory services to the mining industry. From 1964 through 1983, Mr. Dempsey was employed by AMAX, Inc., formerly a major international mining firm, serving in various managerial and executive capacities. Mr. Dempsey holds a Bachelor of Science degree in geology, a J.D. from the University of Colorado and completed the Program for Management Development at the Harvard Business School. He was awarded an Honorary Doctor of Engineering degree by the Colorado School of Mines in 2006, received the 2007 William Lawrence Saunders Gold Medal Award from the Society of Mining Engineers and the 2008 Colorado Section Lifetime Achievement Award from the Society of Metallurgy and Exploration. Mr. Dempsey is involved in various mining-related associations.

          Tony Jensen has served on our board of directors since August 2004 and as our President and Chief Executive Officer since July 2006. Mr. Jensen served as our President and Chief Operating Officer from August 2003 until June 2006. Mr. Jensen has over 25 years of mining industry experience, including 18 years with Placer Dome Inc. His corporate and operations experience was developed both in the United States and Chile where he occupied several senior management positions in mine production, corporate development and finance. Before joining the Company, he was the Mine General Manager of the Cortez Joint Venture from August 1999 to June 2003. Mr. Jensen was Director, Finance and Strategic Growth and Treasurer for Placer Dome Latin America from 1998 to 1999 and SubGerente General de Operaciónes for Compania Minera Mantos de Oro, a subsidiary of Placer Dome Latin America from 1995 to 1998. Mr. Jensen holds a Bachelor of Science degree in Mining Engineering from South Dakota School of Mines and Technology, and a Certificate of Finance from Golden Gate University. Mr. Jensen is a member of the Industrial Advisory Board of the South Dakota School of Mines and Technology, a director of Golden Star Resources Ltd., a director of the National Mining Association ("NMA"), a member of the NMA Finance Committee, and a member of the University of Colorado Business School Center for Commodities Advisory Council.

          Gordon J. Bogden has served on our board of directors since August 2011. Mr. Bogden is a retired investment bank executive. He is the former Vice Chairman, Mining & Metals, Standard Chartered Bank, which acquired Gryphon Partners Canada Inc., an independent investment bank that Mr. Bogden co-founded, and where he was President and Managing Partner, from October 2008 to July 2012. From October 2003 to October 2007, he was Vice Chairman and Head of Global Metals and Mining at National Bank Financial Inc. Mr. Bogden served as Senior Investment Banker with Beacon Group Advisors Inc. from 2001 to 2003, and as Director, Investment Banking for Newcrest Capital Inc. from 1999 to 2000. Mr. Bogden holds a Bachelor of Science (Engineering) degree in geophysics from Queen's University and the Institute of Corporate Directors Designation from the Rotman School of Management, University of Toronto.

          M. Craig Haase has served on our board of directors since July 2007. Mr. Haase is a retired mining executive. Mr. Haase served as Director, Executive Vice President and Chief Legal Officer of Franco-Nevada Mining Corporation, a publicly-traded precious metals royalty company, for more than 15 years prior to its merger with Newmont Mining Corporation in 2002. He served as a director of Newmont from March 2002 until he retired in May 2003. He served as director, Executive Vice President and Chief Legal Officer of Euro-Nevada Mining Corporation from 1987 to 1999, when Euro-Nevada merged with Franco-Nevada. Mr. Haase was also Chairman, Chief Executive Officer and a director of Gold Marketing Corporation of America, Inc., a physical gold export company from 1994 to 2002. Mr. Haase served as Vice Chairman of both Franco-Nevada Mining Corporation, Inc. and Euro-Nevada Mining Corporation, Inc. from 1990 until he retired in 2002. He was engaged in private law practice from 1971 to 1990 (the last nine years as senior partner of Haase and Harris), with an emphasis in mining and commercial law and litigation. Mr. Haase holds a J.D. from the University of Illinois and a Bachelor of Arts degree in Geology from Northwestern University.

          William Hayes has served on our board of directors since January 2008. Mr. Hayes is a retired mining executive. Mr. Hayes served in various management positions with Placer Dome Inc. from 1988 to 2006. He was Executive Vice President for Project Development and Corporate Affairs from 2004 to 2006. From 2000 to 2004, he served as Executive Vice President for USA and Latin America, and from 1994 to 2000 as Executive Vice President for Latin America. From 1991 to 1994, he served as Chief Executive Officer of Mantos de Ore, Chile, at the La Coipa mine, and was Chief Financial Officer from 1988 to 1991. Mr. Hayes also served as Vice President and Treasurer of Placer Dome from 1991 to 1994. From 1972 to 1987, Mr. Hayes served in various financial positions with Exxon Corporation. Mr. Hayes holds a Bachelor of Arts and Master of Arts degree in International Management from the American Graduate School of International Management and a Bachelor of Arts degree in Political Science from the University of San Francisco. Mr. Hayes is a director of Antofagasta PLC, a copper mining company focused on operations in Chile; Tethyan Copper Company, a fifty-fifty joint venture between Antofagasta and Barrick related to the Reko Diq Project in Pakistan; and Twin Metals Minnesota LLC, a forty-sixty joint venture between Antofagasta and Duluth Metals Limited related to the Nokomis Project in Minnesota.

          S. Oden Howell, Jr. has served on our board of directors since December 1993. Mr. Howell has been the President of Howell & Howell Contractors, Inc., a renovation contractor, and industrial and commercial painting contractor, since 1988. He is also the Secretary/Treasurer of LCM Constructors, Inc., a general construction company and Secretary/Treasurer of SemperFi Constructors, LLC, a service-disabled, veteran-owned small business. From 1972 until 1988, Mr. Howell was Secretary/Treasurer of Howell & Howell, Inc., an industrial and commercial painting contractor firm. Mr. Howell is Chairman director of Keller Manufacturing Company and Paragon Door Designs, Inc.

          James W. Stuckert has served on our board of directors since September 1989. Mr. Stuckert has been a Senior Executive of Hilliard, Lyons, Inc., a full service financial asset management firm located in 13 Midwestern states, since 2004. Mr. Stuckert joined Hilliard, Lyons in 1962 and served in several capacities, including Chief Executive Officer, prior to being named Chairman in December 1995. He served as Chairman from December 1995 to December 2003. Mr. Stuckert holds a Bachelor of Science degree in Mechanical Engineering and a Master of Arts degree in Business Administration from the University of Kentucky.

          Karen Gross has served as our Vice President since June 1994 and Corporate Secretary since 1989. From 1987 until 1989, Ms. Gross was our Assistant Secretary. Ms. Gross is in charge of investor relations, public relations and ensuring our compliance with various corporate governance standards. Ms. Gross is involved with the National Investor Relations Institute, The Society of Corporate Secretaries and Governance Professionals, and is a former director of the Denver Gold Group, a mining-related association. Ms. Gross holds a Bachelor of Arts degree in Business Administration from the University of Colorado-Denver.

          William Heissenbuttel has served as our Vice President of Corporate Development since February 2007 and was our Manager of Corporate Development from April 2006 through January 2007. Mr. Heissenbuttel brings more than 20 years of corporate finance experience, with 15 of those years in project and corporate finance in the metals and mining industry. Mr. Heissenbuttel served as Senior Vice President from February 2000 to April 2006 and Vice President from 1999 to 2000 at N M Rothschild & Sons (Denver) Inc. From 1994 to 1999, he served as Vice President and then as Group Vice President at ABN AMRO Bank N.V. From 1987 to 1994, he was a Senior Credit Analyst and an Associate at Chemical Bank Manufacturers Hanover. Mr. Heissenbuttel holds a Master of Business Administration degree with a specialization in finance from the University of Chicago and a Bachelor of Arts degree in Political Science and Economics from Northwestern University.

          Bruce C. Kirchhoff has served as our Vice President and General Counsel since February 2007. Mr. Kirchhoff has over 25 years of experience representing hardrock and industrial minerals mining companies, as well as mineral exploration and development clients. From January 2004 through January 2007, Mr. Kirchhoff was a partner with the law firm Carver Kirchhoff Schwarz McNab & Bailey, LLC. From January 2003 to December 2003, Mr. Kirchhoff was a partner with the law firm Carver & Kirchhoff, LLC, and from April 1996 through December 2002, Mr. Kirchhoff was a partner in the law firm Alfers & Carver, LLC. Prior to private practice, Mr. Kirchhoff was a senior attorney with Cyprus Amax Minerals Company from June 1986 through March 1996. Mr. Kirchhoff holds a J.D. from the University of Denver, a Master of Science in Mineral Economics from the Colorado School of Mines, and a Bachelor of Arts degree in Anthropology from Colorado College. He is a Trustee at Large of the Rocky Mountain Mineral Law Foundation.

          Stefan Wenger has served as our Chief Financial Officer since July 2006 and Treasurer since August 2007. Mr. Wenger was our Chief Accounting Officer from April 2003 until June 2006. Mr. Wenger was with PricewaterhouseCoopers LLP as a manager from June 2002 until March 2003. From September 2000 until June 2002, he was a manager with Arthur Andersen LLP. Mr. Wenger has 17 years of experience in the mining and natural resources industries working in various financial roles. In March 2010, he became a director of McWatters Mining Inc., a publicly traded Canadian company, in which Royal Gold owns 100% of the common shares and a 45% voting interest. He is also a member of the Board of Trustees of the Northwest Mining Association. Mr. Wenger holds a Bachelor of Science degree in Business Administration from Colorado State University, has completed the General Management Program at the Harvard Business School, and is a certified public accountant. He is a member of Financial Executives International, the Colorado Society of Certified Public Accountants, and the American Institute of Certified Public Accountants.

          William M. Zisch joined our team in March 2009 as our Vice President of Operations. Mr. Zisch has over 30 years of experience in the mining industry. Prior to joining Royal Gold,

Mr. Zisch spent 12 years working for Newmont on both domestic and international assignments in technical, operating and executive positions. From 2007 to 2009, he served as Vice President of Planning for Newmont, from 2005 to 2007 as Vice President — African Operations and from 2003 to 2005 as Group Executive and Managing Director of West African Operations, from 2001 to 2003 as Operations Manager and Assistant General Manager of Minera Yanacocha in Peru and from 1997 to 2001 as Director, Business Development and Planning and as Chief Mine Engineer, International Operations. Prior to his tenure at Newmont, Mr. Zisch spent 16 years with FMC Gold and FMC Company where he held several positions in coal and gold operations and strategic sourcing roles in the company's Chemical Group. He is a member of the board of directors of the Nevada Mining Association and Chairman of the Colorado Mining Association. Mr. Zisch holds a Master of Business Administration from the Wharton School at the University of Pennsylvania and a Bachelor of Science degree in Mining Engineering from the Colorado School of Mines.

UNDERWRITING

          We and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman, Sachs & Co. is the representative of the underwriters.

Underwriters	Number of Shares
Goldman, Sachs & Co.
HSBC Securities (USA) Inc.
Scotia Capital (USA) Inc.
Total	5,250,000

          The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

          If the underwriters sell more shares than the total shares set forth in the table above, the underwriters have an option to buy up to 750,000 additional shares from us. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase the shares in approximately the same proportion as set forth in the table above.

          The underwriters may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers.

          The underwriters propose to offer the shares of common stock from time to time for sale in one or more transactions on the NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

          In connection with this offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchase. The underwriters will need to cover any short sale by purchasing shares in the open market. The underwriters are likely to create a short position if they are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

          Purchases made to cover a short position, as well as other purchases by the underwriters for their own account may not have the effect of preventing or retarding a decline in the market price of the Company's stock, and may maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NASDAQ Global Select Market, in the over-the-counter market or otherwise.

          The offering is being made concurrently with the U.S. offering in each of the Provinces of Canada, other than Quebec, pursuant to the Multijurisdictional Disclosure System. The common stock will be offered in each of the Provinces of Canada, other than Quebec, through Goldman Sachs Canada Inc., HSBC Securities (Canada) Inc. and Scotia Capital Inc.

          We and our executive officers and directors have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock, or substantially similar securities during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement without the prior written consent of Goldman, Sachs & Co., except that our executive officers and directors may sell during the lock-up period up to an aggregate of 27,000 shares of common stock in connection with a vesting of the Company's restricted shares and 67,000 shares of common stock in connection with the sale of shares originally acquired through the exercise of the Company's incentive stock options. In addition, one of our directors and his spouse are permitted to sell up to an aggregate of 15,000 shares of our common stock during the lock-up period under a written plan outstanding on the date hereof, for trading securities adopted pursuant to Rule 10b5-1 under the Exchange Act. Our officers and directors are also permitted to transfer shares of common stock as bona fide gifts, provided that the donee or donees agree to be bound by the restrictions set forth in the lock-up agreements.

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of any shares which are the subject of the offering contemplated by this prospectus supplement (the "Securities") to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Securities to the public in that Relevant Member State at any time:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100, or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of Goldman, Sachs & Co. for any such offer; or

  (c)
  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression "an offer to the public" in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant

Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

          This EEA selling restriction is in addition to any other selling restrictions set out in this Prospectus Supplement.

          Each underwriter has represented, warranted and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

          The Securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

          This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

          Where the Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

          The Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

          We estimate that our share of the total expenses of this offering will be approximately $575,000.

          We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

          The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, including providing execution and clearing services in the futures, derivatives, foreign exchange and securities markets, for which they received or will receive customary fees, commissions and expenses. HSBC Securities (USA), Inc., HSBC Bank USA National Association, an affiliate of HSBC Securities (USA) Inc., The Bank of Nova Scotia and Scotiabank, affiliates of Scotia Capital (USA) Inc., and Goldman Sachs Bank USA, an affiliate of Goldman, Sachs & Co., have provided us with the revolving credit facility in the amount of $350 million. Our revolving credit facility was negotiated on an arms' length basis and contains customary terms pursuant to which the lenders receive customary fees.

          In the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, our securities and instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

MATERIAL UNITED STATES FEDERAL INCOME TAX
CONSIDERATIONS FOR NON-U.S. HOLDERS

          The following is a summary of the material United States federal income tax consequences to non-U.S. holders (defined below) of the ownership and disposition of the shares of common stock purchased in the offering.

          This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, judicial decisions, and administrative determinations as of the date of this document. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances.

          Except where noted, this summary deals only with holders who hold shares of our common stock as capital assets, and does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

  •
  a broker or dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  a tax-exempt organization;

  •
  an insurance company;

  •
  a person holding shares of our common stock as part of a hedging, integrated, conversion, wash or constructive sale transaction or a straddle or synthetic security;

  •
  a trader in securities that has elected the mark-to-market method of accounting for its securities;

  •
  a person liable for alternative minimum tax;

  •
  a person who acquired shares of our common stock in a compensatory transaction;

  •
  a person whose "functional currency" is not the U.S. dollar;

  •
  a "controlled foreign corporation";

  •
  a "passive foreign investment company";

  •
  a U.S. expatriate; or

  •
  an entity taxable as a partnership for U.S. federal income tax purposes or other pass-through entity or an owner thereof.

          If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of our common stock, you are urged to consult your tax advisors.

          THIS SUMMARY DOES NOT DISCUSS ANY U.S. STATE OR LOCAL, ESTATE OR ALTERNATIVE MINIMUM TAX CONSEQUENCES TO HOLDERS WHO HOLD SHARES OF OUR COMMON STOCK. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES.

          As used herein, a "non-U.S. holder" is a beneficial owner of the shares of our common stock purchased in the offering, other than a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) or a disregarded entity, that is not a U.S. holder. A "U.S. holder" is a beneficial owner of the shares of our common stock purchased in the offering that is for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

          The rules governing United States federal income taxation of the acquisition, ownership and disposition, by a non-U.S. holder of our common stock are complex and no attempt is made herein to provide more than a summary of such rules.

Dividends

          If distributions are paid on shares of our common stock, the distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent a distribution exceeds our current or accumulated earnings and profits, it will constitute a return of capital that is applied against and reduces, but not below zero, the adjusted tax basis of your shares in our common stock. Any remainder will constitute gain on the common stock, the treatment of which is described below under "— Sale or Exchange of Common Stock". Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty, the benefits of which may be available to a non-U.S. holder. If the dividend is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States, and, if an applicable tax treaty requires, is also attributable to a U.S. permanent establishment maintained by such non-U.S. holder, the dividend will not be subject to any withholding tax, provided certain certification requirements are satisfied (as described below), but will be subject to U.S. federal income tax imposed on net income on the same basis that applies to U.S. holders generally. A corporate non-U.S. holder under certain circumstances also may be subject to an additional branch profits tax equal to 30%, or such lower rate as may be specified by an applicable income tax treaty, the benefits of which may be available to a non-U.S. holder, on a portion of its effectively connected earnings and profits for the taxable year.

          Non-U.S. holders should consult their own tax advisors regarding the potential applicability of any income tax treaty in their particular circumstances.

          To claim the benefit of a tax treaty or to claim exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, a non-U.S. holder must provide a properly executed Internal Revenue Service ("IRS") Form W-8BEN for treaty benefits or IRS Form W-8ECI for effectively connected income, or such successor forms as the IRS designates, prior to the payment of dividends. These forms must be periodically updated. If a non-U.S. holder holds stock through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to such agent. The holder's agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. Non-U.S. holders generally may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund.

Sale or Exchange of Common Stock

          A non-U.S. holder generally will not be subject to United States federal income tax and, in certain cases, withholding tax on the sale, exchange or other disposition of our common stock received in the offering unless:

  i)
  the gain is effectively connected with a United States trade or business of the non-U.S. holder and, if an applicable tax treaty requires, is also attributable to a U.S. permanent establishment maintained by such non-U.S. holder;

  ii)
  in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either (A) such holder has a "tax home" in the United States or (B) income from such disposition is attributable to an office or other fixed place of business maintained by such holder in the United States; or

  iii)
  Royal Gold is or has been a "United States real property holding corporation", or "USRPHC", as defined for U.S. federal income tax purposes, at any time within the shorter of the five-year period ending on the date of such disposition or such holder's holding period.

          Generally, a U.S. corporation is a USRPHC if at least 50% of the value of its real property and certain other assets consists of "U.S. real property interests". Because of our ownership of substantial royalty interests in natural resources assets in the United States, it is possible that we are, or may become, a USRPHC. Notwithstanding the foregoing, any gain realized by a non-U.S. holder on the sale, exchange or redemption of our common stock will not be subject to U.S. federal income tax so long as the non-U.S. holder owned, directly, indirectly or constructively, no more than 5% of our common stock at all times within the shorter of the five year period ending on the date of such disposition or the holder's holding period, and our common stock is regularly traded on an established securities market.

          If a non-U.S. holder falls under clause (i) or (iii) above, such holder generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder and, in the case of (iii) above, such holder generally will be subject to a 10% withholding tax applied to the gross proceeds received unless our common stock is treated as regularly traded on an established securities market. Any amount withheld as discussed above may be applied as a credit against the non-U.S. holder's substantive U.S. federal income tax liability. If an individual non-U.S. holder falls under clause (ii) above, such individual generally will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from a sale, which may be offset by certain U.S. capital losses (notwithstanding the fact that such individual is not considered a resident of the United States). Individual non-U.S. holders who have spent (or expect to spend) 183 days or more in the United States in the taxable year in which they contemplate a sale of common stock are urged to consult their tax advisors as to the tax consequences of such sale. In addition, if a corporate non-U.S. holder falls under clause (i) above, it may be subject to an additional branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

          Non-U.S. holders should consult their own tax advisors regarding the potential applicability of any income tax treaty to their particular circumstances.

Information Reporting and Backup Withholding Tax

          Generally, we must report information to the IRS with respect to any dividends we pay on our common stock including the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividend is paid. These information reporting requirements apply even if withholding was not required. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient's country of residence.

          Backup withholding (currently at a 28% rate through December 31, 2012 and thereafter set to increase) may apply to dividends paid with respect to our common stock. In certain circumstances, non-U.S. holders may avoid backup withholding if they provide a properly executed IRS Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that it is a non-United States person) or otherwise establish an exemption.

          Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or foreign, except that information reporting and backup withholding may be avoided if the holder provides a properly executed IRS Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that it is a non-United States person) or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain foreign brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

          Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally may be refunded or credited against the non-U.S. holder's U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Effects of Certain Recent Legislation

          Recently enacted legislation generally will impose withholding taxes on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. holders that own our common stock through foreign accounts or foreign intermediaries and to certain non-U.S. holders. The legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign nonfinancial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign entity is otherwise excepted under the legislation. In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury Department that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders. Based on recent IRS guidance, withholding taxes in respect of this legislation will be imposed only on payments of dividends made on or after January 1, 2014 and only on the gross proceeds from the sale or other disposition of common stock made on or after January 1, 2015. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

          THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, IS NOT TAX ADVICE, AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO ALL TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, AND THE POSSIBLE EFFECTS OF ANY CHANGES THEREIN.

LEGAL MATTERS

          The validity of the common stock being offered hereby is being passed upon for us by Hogan Lovells US LLP, Denver, Colorado. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, will pass upon certain legal matters for the underwriters.

EXPERTS

          The consolidated financial statements of Royal Gold, Inc. as of June 30, 2012 and 2011 and for the years then ended appearing in Royal Gold, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2012, and the effectiveness of Royal Gold, Inc.'s internal control over financial reporting as of June 30, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

          The consolidated financial statements for the year ended June 30, 2010 incorporated in this prospectus supplement and the accompanying prospectus by reference to Royal Gold's Annual Report on Form 10-K for the year ended June 30, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

          We have filed with the SEC a "shelf" registration statement on Form S-3 relating to the securities that are offered by this prospectus supplement. This prospectus supplement together with the accompanying prospectus do not contain all of the information contained in the registration statement and the exhibits to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits to the registration statement.

          Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, then you should read the exhibit for a more complete understanding of the document or matter involved.

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file at the following SEC public reference room:

Judiciary Plaza
100 F Street, NE, Room 1580,
Washington D.C. 20549

          You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. Our SEC filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. You may read and copy our SEC filings and other information at the NASDAQ Global Select Market at 1735 K Street, NW, Washington, D.C. 20006. You may also find our SEC filings under "Investor Relations" on our website at www.royalgold.com. The information on our website in not a part of this prospectus supplement or the accompanying prospectus.

 INCORPORATION OF DOCUMENTS BY REFERENCE

          The SEC allows us to "incorporate by reference" the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, until the offering of our securities under this registration statement is completed or withdrawn:

  1)
  our Annual Report on Form 10-K for the fiscal year ended June 30, 2012, filed on August 9, 2012, including portions of our Proxy Statement for the 2012 annual meeting of stockholders, filed on October 5, 2012, to the extent specifically incorporated by reference therein; and

  2)
  our Current Reports on Form 8-K as filed on August 9, 2012, August 16, 2012, August 17, 2012 and September 5, 2012.

          We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus supplement. To request a copy of any or all of these documents, you should write or telephone us at: Investor Relations, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, CO 80202, (303) 573-1660.

PROSPECTUS

Debt Securities

Preferred Stock

Common Stock

Warrants

Depositary Shares

        Royal Gold, Inc. may, in one or more offerings, offer and sell from time to time:

  •
  debt securities consisting of senior or subordinated notes and debentures and which may include terms by which they may be converted or exchanged for common stock, preferred stock or other securities;

  •
  shares of common stock, par value $0.01 per share; shares of preferred stock, par value $0.01, in one or more series, which may include terms by which they may be converted into or exchanged for debt securities or common stock;

  •
  warrants to purchase debt securities, preferred stock, common stock or other securities;

  •
  or depositary shares.

        In addition, this prospectus may be used by selling securityholders to offer these securities. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. We, or the selling securityholders, will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and each related prospectus supplement carefully before you make an investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        The securities may be offered and sold by us or the selling securityholders to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. For more detailed information, see "Plan of Distribution" beginning on page 33 of this prospectus. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

        Royal Gold's common stock is traded on the NASDAQ Global Select Market under the symbol "RGLD" and on the Toronto Stock Exchange under the symbol "RGL." The mailing address of our principal executive offices is 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202 and our telephone number is (303) 573-1660.

        Investing in our securities involves risks. See "Risk Factors" beginning on page 7 of this prospectus and in documents Royal Gold files with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties relating to an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated December 22 , 2011.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing an automatic "shelf" registration process. Under this shelf registration process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and the selling securityholders may offer. Each time we or the selling securityholders sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference."

        This prospectus contains summaries of certain provisions contained in some of the contracts, agreements or other documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled "Where You Can Find More Information."

        Unless we otherwise indicate or unless the context requires, all references in this prospectus to:

  •
  "Royal Gold," the "Company," "we," "us" and "our" refer to Royal Gold, Inc., except where the context otherwise requires or as otherwise indicated in this prospectus;

  •
  "common stock" means our common stock, par value $0.01 per share;

  •
  "securities" means the debt securities, common stock, preferred stock, warrants and depositary shares described in this prospectus; and

  •
  "royalties," royalty" and "royalty interests" refer to royalties, gold or silver stream interests, and other similar interests.

        The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the selling securityholders have authorized any dealer, salesman or other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the selling securityholders are making an offer of any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference, is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a "shelf" registration statement on Form S-3 relating to the securities that may be offered by this prospectus. This prospectus is part of the registration statement and does not contain all the information contained in the registration statement and the exhibits to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits to the registration statement.

        In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file at the following SEC public reference room:

Judiciary Plaza
100 F Street, NE, Room 1580,
Washington D.C. 20549

        You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. Our SEC filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may read and copy our SEC filings and other information at the NASDAQ Global Select Market at 1735 K Street, NW, Washington, D.C. 20006. You may also find our SEC filings under "Investor Relations" on our website at www.royalgold.com. The information on our website is not a part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and those documents that are filed after the date of this prospectus and prior to the sale of securities to you pursuant to this prospectus will be considered a part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information and the information contained in this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any portions of the respective filings that were furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, prior to the termination or completion of the offerings under this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed on August 18, 2011, including portions of our Proxy Statement for the 2011 annual meeting of stockholders, filed on October 7, 2011, to the extent specifically incorporated by reference therein;

  •
  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed on November 3, 2011; and

  •
  our Current Reports on Form 8-K as filed on August 24, 2011, August 30, 2011, November 16, 2011, November 21, 2011, December 8, 2011 and December 15, 2011.

        We make available free of charge through our Internet website at http://www.royalgold.com our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not a part of this prospectus or any prospectus supplement. We will provide a copy of the documents we incorporate herein by reference, at no cost, to any person who receives this prospectus. You may request a copy of any or all of these documents by writing or telephoning us at:

Royal Gold, Inc.
1660 Wynkoop Street, Suite 1000
Denver, CO 80202
Attn: Investor Relations
Telephone: (303) 573-1660

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the documents incorporated herein by reference contain or will contain certain references to future expectations and other forward-looking statements and information relating to us or to properties operated by others that are based on our beliefs and assumptions or those of management of the companies that operate properties on which we have royalties, as well as information currently available to us. Such forward-looking statements include statements regarding projected production and reserves received from the operators of properties where we hold royalties. Additional written or oral forward-looking statements may be made by us from time to time in filings with the SEC or otherwise. Words such as "may," "could," "should," "would," "believe," "estimate," "expect," "anticipate," "plan," "forecast," "potential," "intend," "continue," "project" and variations of these words, comparable words and similar expressions generally indicate forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Exchange Act. Forward-looking statements inherently involve risks and uncertainties, some of which cannot be predicted or quantified. Do not unduly rely on forward-looking statements. Actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, among others:

  •
  changes in gold and other metals prices on which our royalties are paid or prices associated with the primary metals mined at properties where we hold interests;

  •
  the production at or performance of properties where we hold interests;

  •
  decisions and activities of the operators of properties where we hold interests;

  •
  the ability of operators to bring projects into production and operate in accordance with feasibility studies;

  •
  liquidity or other problems our operators may encounter;

  •
  unanticipated grade and geological, metallurgical, processing or other problems at the properties where we hold interests;

  •
  environmental risks associated with the exploration, development and operation of mineral properties and mines;

  •
  mine operating and ore processing facility problems, pit wall or tailings dam failures, natural catastrophes such as floods or earthquakes and access to raw materials, water and power;

  •
  changes in project parameters as plans of the operators of properties where we hold interests are refined;

  •
  changes in estimates of reserves and mineralization by the operators of properties where we hold interests;

  •
  contests to our royalties and title and other defects to the properties where we hold interests;

  •
  economic and market conditions;

  •
  future financial needs;

  •
  federal, state and foreign legislation governing us or the operators of properties where we hold interests;

  •
  the availability of royalties for acquisition or other acquisition opportunities and the availability of debt or equity financing necessary to complete such acquisitions;

  •
  our ability to make accurate assumptions regarding the valuation, timing and amount of royalty payments when making acquisitions;

  •
  risks associated with conducting business in foreign countries, including application of foreign laws to contract and other disputes, environmental and permitting laws, community unrest and labor disputes, enforcement and uncertain political and economic environments;

  •
  risks associated with issuances of additional common stock or incurrence of indebtedness in connection with acquisitions or otherwise;

  •
  acquisition and maintenance of permits and authorizations, completion of construction and commencement and continuation of production at the properties where we hold interests;

  •
  changes in our practice of paying dividends;

  •
  failure to maintain adequate internal controls;

  •
  provisions of Delaware law, our certificate of incorporation or our by-laws delaying or preventing a change in control of our company;

  •
  changes in management and key employees; and

  •
  failure to complete future acquisitions;

as well as other factors described elsewhere in this prospectus, any prospectus supplement, our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 (filed on August 18, 2011), our Quarterly Report on Form 10-Q for the period ended September 30, 2011 (filed on November 3, 2011) and in future filings we make with the SEC. Most of these factors are beyond our ability to predict or control. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements made herein, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

THE COMPANY

        Royal Gold, together with its subsidiaries, is engaged in the business of acquiring and managing precious metals royalties. Royalties are passive (non-operating) interests in mining projects that provide the right to revenue or metals produced from the project after deducting specified costs, if any. Royal Gold seeks to acquire existing royalties or to finance projects that are in production or development stage in exchange for royalty interests. As of September 30, 2011, the Company owned royalties on 37 producing properties, 22 development stage properties and 127 exploration stage properties, of which the Company considers 39 to be evaluation stage projects. The Company uses "evaluation stage" to describe exploration stage properties that contain mineralized material and on which operators are engaged in the search for reserves. Royal Gold does not conduct mining operations nor is it required to contribute to capital costs, exploration costs, environmental costs or other mining, processing or other operating costs on the properties on which Royal Gold holds royalty interests. During the quarter ended September 30, 2011, Royal Gold derived approximately 76% of its royalty revenue from precious metals (including 70% from gold and 6% from silver), 11% from copper and 9% from nickel. Royal Gold has achieved record revenue for each of the past five fiscal years, and increased revenue 59% from the fiscal year ended June 30, 2010 to the fiscal year ended June 30, 2011.

        Our financial results are tied primarily to the price of gold and, to a lesser extent, the price of silver, copper and nickel, together with the amounts of production at the mines on which we hold producing stage royalty interests. The price of gold, silver, copper, nickel and other metals have fluctuated widely in recent years. The marketability and the price of metals are influenced by numerous factors beyond the control of the Company and declines in the price of gold, silver, copper or nickel could have a material and adverse effect on the Company's results of operations and financial condition.

        We are engaged in a continual review of opportunities to acquire existing royalties, to create new royalties through the financing of mine development or exploration, or to acquire companies that hold royalties. We have used both cash and our common stock in our acquisitions and we may issue additional amounts of common stock as consideration in acquisitions in the future. We currently, and generally at any time, have acquisition opportunities in various stages of active review, including, for example, our engagement of consultants and advisors to analyze particular opportunities, analysis of technical, financial and other confidential information, submission of indications of interest and participation in preliminary discussions or negotiations. At this time we cannot provide assurance that any of the possible transactions under review by us will be concluded successfully.

        Royal Gold's cornerstone producing royalties, as of September 30, 2011, were as follows:

  •
  the royalty interest on the gold produced from the Andacollo mine located in Chile and operated by Teck;

  •
  the royalty interest on all metals (principally gold, silver, lead and zinc) produced from the Peñasquito mine, covering both the oxide portion of the deposit and the sulfide portion of the deposit located in Zacatecas, Mexico, and operated by Goldcorp; and

  •
  the royalty interest on all metals (principally nickel, copper and cobalt) produced from the Voisey's Bay mine located in Newfoundland and Labrador, Canada, and operated by Vale.

        Royal Gold's cornerstone royalties on development properties, as of September 30, 2011, were as follows:

  •
  gold and copper royalty interest on the Pascua-Lama project located in Chile and operated by Barrick; and

  •
  the gold streaming interest on the Mt. Milligan gold and copper project located in British Columbia, Canada and operated by Thompson Creek.

        Royal Gold's principal producing royalties, as of September 30, 2011, were as follows:

  •
  the royalty interest on the copper and gold produced from the Robinson mine located in eastern Nevada and operated by QuadraFNX Mining Ltd.;

  •
  the royalty interests on the gold produced from the Cortez mine located in Nevada and operated by Barrick;

  •
  the royalty interest on the gold produced from the Leeville mine located in Nevada and operated by Newmont;

  •
  the royalty interest on the gold produced from the Mulatos mine located in Sonora, Mexico, and operated by Alamos Gold, Inc.;

  •
  the royalty interest on the gold and silver produced from the Wolverine project located in Yukon Territory, Canada, and operated by Yukon Zinc Corporation;

  •
  the royalty interest on the gold produced from the Canadian Malartic project located in Quebec, Canada, and operated by Osisko Mining Corporation;

  •
  the royalty interest on the gold produced from the Holt portion of the Holloway-Holt project located in Ontario, Canada, and operated by St Andrew Goldfields Ltd.;

  •
  the royalty interests on the gold and silver produced from the Dolores mine located in Chihuahua, Mexico, and operated by Minefinders Corporation, Ltd.; and

  •
  the royalty interest on the copper produced from the Las Cruces mine located in Spain, and operated by Inmet Mining Corporation.

        We were incorporated under the laws of the State of Delaware on January 5, 1981. Our principal executive offices are located at 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202. Our telephone number is (303) 573-1660. We maintain a website at http://www.royalgold.com. Information presented or accessed through our website is not incorporated into, or made a part of, this prospectus.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read "Special Note About Forward-Looking Statements" in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations. Additional risks, including those that relate to any particular securities that we offer, will be included in the applicable prospectus supplement.

Risks Related to Our Business

We own passive interests in mining properties, and it is difficult or impossible for us to ensure properties are operated in our best interest.

        All of our current revenue is derived from royalties on properties operated by third parties. The holder of a royalty interest typically has no authority regarding the development or operation of a mineral property. Therefore, we are not in control of decisions regarding development or operation of any of the properties on which we hold a royalty interest, and we have limited or no legal rights to influence those decisions.

        Our strategy of having others operate properties on which we retain a royalty interest puts us generally at risk to the decisions of others regarding all operating matters, including permitting, feasibility analysis, mine design and operation, processing, plant and equipment matters and temporary or permanent suspension of operations, among others. These decisions are likely to be motivated by the best interests of the operator rather than to maximize royalty payments to us. Although we attempt to secure contractual rights, such as audit or access rights when we create new royalties, that will permit us to protect our interests, there can be no assurance that such rights will always be available or sufficient, or that our efforts will be successful in achieving timely or favorable results or in affecting the operation of the properties in which we have royalty interests in ways that would be beneficial to our stockholders.

Volatility in gold, silver, copper, nickel and other metal prices may have an adverse impact on the value of our royalty interests and may reduce our royalty revenues. Certain of our royalty contracts have features that may amplify the negative effects of a drop in metals prices.

        The profitability of our royalty interests is directly related to the market price of gold, silver, copper, nickel and other metals. Market prices may fluctuate widely and are affected by numerous factors beyond the control of any mining company, including metal supply, industrial and jewelry fabrication and investment demand, expectations with respect to the rate of inflation, the relative strength of the dollar and other currencies, interest rates, gold purchases, sales and loans by central banks, forward sales by metal producers, global or regional political, economic or banking conditions, and a number of other factors. If gold, silver, copper, nickel and certain other metal prices drop dramatically, we might not be able to recover our initial investment in royalty interests or properties. Moreover, the selection of a property for exploration or development, the determination to construct a mine and place it into production, and the dedication of funds necessary to achieve such purposes are decisions that must be made long before the first revenues from production will be received. Price fluctuations between the time that decisions about exploration, development and construction are made and the commencement of production can have a material adverse effect on the economics of a mine and can eliminate or have a material adverse impact on the value of royalty interests.

        Furthermore, if the market price of gold, silver, copper, nickel or certain other metals declines, then our royalty revenues would also fall. Our sliding-scale royalties, such as Cortez, Holt, Mulatos, Wolverine and other properties, amplify this effect. When metal prices fall below certain thresholds in a sliding-scale royalty, a lower royalty rate is applied to production. In addition, certain of our royalty agreements, such as those relating to our interests in the Andacollo, Robinson, Peñasquito and Voisey's Bay properties, are based on the operator's concentrate sales to smelters, which include price adjustments between the operator and the smelter based on metals prices at a later date, typically three to five months. In such cases, our royalty payments from the operator include a component of these later adjustments, which can result in decreased royalty revenue in later periods if metals prices have fallen.

        Volatility in gold, silver, copper and nickel prices is demonstrated by the annual high and low prices for those metals from selected years during the past decade.

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  High and low gold prices per ounce, based on the London Bullion Market Association P.M. fix, have ranged from $293 to $256 in 2001, from $537 to $411 in 2005, from $1,212 to $810 in 2009, and from $1,895 to $1,319 year to date.

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  High and low silver prices per ounce, based on the London Bullion Market Association fix, have ranged from $4.82 to $4.07 in 2001, from $9.23 to $6.39 in 2005, from $19.18 to $10.51 in 2009, and from $48.70 to $26.68 year to date.

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  High and low copper prices per pound, based on the London Metal Exchange cash settlement price for Grade A copper, have ranged from $0.81 to $0.62 in 2001, from $2.08 to $1.44 in 2005, from $3.33 to $1.38 in 2009, and from $4.60 to $3.08 year to date.

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  High and low nickel prices per pound, based on the London Metal Exchange cash settlement price for nickel, have ranged from $3.40 to $1.97 in 2001, from $8.12 to $5.22 in 2005, from $9.31 to $4.25 in 2009, and from $13.17 to $7.68 year to date.

Our revenues are subject to operational and other risks faced by operators of our mining properties.

        Although we are not required to pay capital costs (except for transactions where we finance mine development) or operating costs, our financial results are indirectly subject to hazards and risks normally associated with developing and operating mining properties where we hold royalty interests. Some of these risks include:

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  insufficient ore reserves;

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  fluctuations in production costs incurred by operators or third parties that may impact the amount of reserves available to be mined, cause an operator to delay or curtail mining operations or render mining of ore uneconomical and cause an operator to close operations;

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  declines in the price of gold, silver, copper, nickel and other metals;

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  mine operating and ore processing facility problems;

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  economic downturns and operators' insufficient financing;

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  significant environmental and other regulatory permitting requirements and restrictions and any changes in those regulations;

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  challenges by non-mining interests to existing permits and mining rights, and to applications for permits and mining rights;

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  community unrest, labor disputes, strikes or work stoppages at mines;

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  geological problems;

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  pit wall or tailings dam failures or any underground stability issues;

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  natural catastrophes such as floods or earthquakes;

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  injury to persons, property or the environment;

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  the ability of the operators to maintain or increase production or to replace reserves as properties are mined; and

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  uncertain domestic and foreign political and economic environments.

        Operating cost increases can have a negative effect on the value of and income from our royalty interests by potentially causing an operator to curtail, delay or close operations at a mine site.

We depend on our operators for the calculation of royalty payments. We may not be able to detect errors and later payment calculations may call for retroactive adjustments.

        Our royalty payments are calculated by the operators of the properties on which we have royalties based on their reported production. Each operator's calculation of our royalty payments is subject to and dependent upon the adequacy and accuracy of its production and accounting functions, and, given the complex nature of mining and ownership of mining interests, errors may occur from time to time in the allocation of production and the various other calculations made by an operator. Any of these errors may render calculations of our royalty payments inaccurate. Certain royalty agreements require the operators to provide us with production and operating information that may, depending on the completeness and accuracy of such information, enable us to detect errors in the calculation of royalty payments that we receive. We do not, however, have the contractual right to receive production information for all of our royalty interests. As a result, our ability to detect royalty payment errors through our royalty monitoring program and its associated internal controls and procedures is limited, and the possibility exists that we will need to make retroactive royalty revenue adjustments. Some of our royalty contracts provide us the right to audit the operational calculations and production data for the associated royalty payments; however, such audits may occur many months following our recognition of the royalty revenue and may require us to adjust our royalty revenue in later periods, which could require us to restate our financial statements.

Development and operation of mines is very capital intensive and any inability of the operators of our royalty properties to meet liquidity needs, obtain financing or operate profitably could have material adverse effects on the value of and revenue from our royalty interests.

        The value of and revenue from our royalty interests may be materially adversely affected if commodity prices for metals on which we have royalties or which are the primary production at mines on which we have royalties decline significantly. The development and operation of mines is very capital intensive, and if operators of our royalty properties do not have the financial strength or sufficient credit or other financing capability to cover the costs of developing or operating a mine, the operator may curtail, delay or cease development or operations at a mine site. Operators' ability to raise and service significant, sufficient capital may be affected by, among other things, macroeconomic conditions, future gold, silver, copper, nickel and other metal prices, or a further dislocation in the U.S. or global financial markets as has been experienced in recent years. If any of the operators of the properties on which we have royalties suffer these material adverse effects, then our royalty interest and the value of and revenue from our royalty interests may be materially adversely affected. In addition, a continued economic downturn or credit crisis could adversely affect the ability of operators or us to obtain debt or equity financing for additional royalty acquisitions.

Acquired royalty interests, particularly on development stage properties, are subject to the risk that they may not produce anticipated royalty revenues.

        The royalty interests we acquire may not produce anticipated royalty revenues. The success of our royalty acquisitions is based on our ability to make accurate assumptions regarding the valuation, timing and amount of royalty payments, particularly with respect to acquisitions of royalties on development stage properties. If an operator does not bring a property into production and operate in accordance with feasibility studies, technical or reserve reports or other plans due to lack of capital, inexperience, unexpected problems, or otherwise, then the acquired royalty interest may not yield sufficient royalty revenues to be profitable. Furthermore, operators of development stage properties must obtain all necessary environmental permits and access to water, power and other raw materials needed to begin production, and there can be no assurance operators will be able to do so. The Pascua-Lama mining project in Chile and the Mt. Milligan mining project in Canada are among our cornerstone development stage royalty acquisitions. The failure of any of our cornerstone or principal royalty properties to produce anticipated royalty revenues may materially and adversely affect our financial condition, results of operations, cash flows and the other benefits we expect to achieve from the acquisition of the royalty interests. Further, as mines on which we have royalties or other interests mature, we can expect overall declines in production over the years unless operators are able to replace reserves that are mined through mine expansion or successful new exploration. There can be no assurance that the operators of our royalty properties will be able to maintain or increase production or replace reserves as they are mined.

Certain of our royalty interests are subject to payment or production caps or rights in favor of the operator or third parties that could reduce the revenues generated from the royalty assets.

        Some of our principal royalty interests are subject to limitations, such that the royalty will extinguish after threshold production is achieved or royalty payments at stated thresholds are made. For example, a portion of our royalty at Pascua-Lama and our royalty at Mulatos are subject to production caps. Furthermore, certain of our other royalty agreements contain rights that favor the operator or third parties. For example, Osisko, the operator of Canadian Malartic, one of our principal development properties, exercised its buy-down right that reduced our royalty interest from a 3% NSR to a 1.5% NSR in fiscal year 2011. Also, certain individuals from whom we purchased portions of our royalty interest at Pascua-Lama, another of our development properties, are entitled to one-time payments if the price of gold exceeds certain thresholds. If any of these thresholds are met or similar rights are exercised, our future royalty revenue could be reduced.

We may enter into acquisitions or other material royalty transactions at any time, including promptly after this offering.

        We are engaged in a continual review of opportunities to acquire existing royalties, to create new royalty interests through the financing of mining projects or to acquire companies that hold royalties. We currently, and generally at any time, have acquisition opportunities in various stages of active review, including, for example, our engagement of consultants and advisors to analyze particular opportunities, technical, financial and other confidential information, submission of indications of interest and participation in discussions or negotiations for acquisitions. We also often consider obtaining or providing debt commitments for acquisition financing. Any such acquisition could be material to us. We could issue common stock or incur additional indebtedness to fund our acquisitions. Issuances of common stock may dilute existing stockholders and reduce some or all of our financial measures on a per share basis.

        In addition, we may consider opportunities to restructure our royalties where we believe such restructuring would provide a long-term benefit to the Company, though such restructuring may reduce near-term revenues. We could enter into one or more acquisition or restructuring transactions at any time.

We may be unable to successfully acquire additional royalty interests at appropriate valuations.

        Our future success largely depends upon our ability to acquire royalty interests at appropriate valuations, including through royalties and corporate acquisitions, gold and silver streaming and other financing transactions. Most of our revenues are derived from royalty interests that we acquire or finance, rather than through exploration of properties. There can be no assurance that we will be able to identify and complete the acquisition of such royalty interests or businesses that own desired interests, at reasonable prices or on favorable terms, or, if necessary, that we will have, or be able to obtain, sufficient financing on reasonable terms to complete such acquisitions. In addition, we face competition in the acquisition of royalty interests. If we are unable to successfully acquire additional royalties, the reserves subject to our royalties will decline as the producing properties on which we have such interests are mined or payment or production caps on certain of our royalties are met. We also may experience negative reactions from the financial markets or operators of properties on which we seek royalties if we are unable to successfully complete acquisitions of royalty interests or businesses that own desired royalty interests. Each of these factors may adversely affect the trading price of our common stock or our financial condition or results of operations.

Estimates of reserves and mineralization by the operators of mines in which we have royalty interests are subject to significant revision.

        There are numerous uncertainties inherent in estimating proven and probable reserves and mineralization, including many factors beyond our control and the control of the operators of properties on which we have royalty interests. Reserve estimates for our royalty interests are prepared by the operators of the mining properties. We do not participate in the preparation or verification of such reports and have not independently assessed or verified the accuracy of such information. The estimation of reserves and of other mineralized material is a subjective process, and the accuracy of any such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, metallurgical testing and production, and the evaluation of mine plans subsequent to the date of any estimate, may cause a revision of such estimates. The volume and grade of reserves recovered and rates of production may be less than anticipated. Assumptions about gold and other precious metal prices are subject to great uncertainty, and such prices have fluctuated widely in the past. Declines in the market price of gold, silver, copper, nickel or other metals also may render reserves or mineralized material containing relatively lower ore grades uneconomical to exploit. Changes in operating costs and other factors including short-term operating factors, the processing of new or different ore grades, geotechnical characteristics and metallurgical recovery, may materially and adversely affect reserves. Finally, it is important to note that our royalties give us interests in only a small portion of the production from the operators' aggregate reserves, and the size of those interests varies widely based on the individual royalty documents.

Estimates of production by the operators of mines in which we have royalty interests are subject to change, and actual production may vary materially from such estimates.

        Production estimates are prepared by the operators of mining properties. There are numerous uncertainties inherent in estimating anticipated production attributable to our royalty interests, including many factors beyond our control and the control of the operators of the properties in which we have royalty interests. We do not participate in the preparation or verification of production estimates and have not independently assessed or verified the accuracy of such information. The estimation of anticipated production is a subjective process and the accuracy of any such estimates is a function of the quality of available data, reliability of production history, variability in grade encountered, mechanical or other problems encountered, engineering and geological interpretation and operator judgment. Rates of production may be less than expected. Results of drilling, metallurgical testing and production, changes in commodity prices, and the evaluation of mine plans subsequent to the date of any estimate may cause actual production to vary materially from such estimates.

If title to properties is not properly maintained by the operators, or is successfully challenged by third parties, our royalty interests could become invalid.

        Our business includes the risk that operators of mining projects and holders of mining claims, tenements, concessions, mining licenses or other interests in land and mining rights may lose their exploration or mining rights, or have their rights to mining properties contested by private parties or the government. Internationally, mining tenures are subject to loss for many reasons, including expiration, failure of the holder to meet specific legal qualifications, failure to pay maintenance fees, reduction in geographic extent upon passage of time or upon conversion from an exploration tenure to a mining tenure, failure of title and similar risks. Unpatented mining claims, for example, which constitute a significant portion of the properties on which we hold royalties in the United States, and which are generally considered subject to greater title risk than real property interests held by absolute title, is often uncertain and subject to contest by third parties and the government. If title to unpatented mining claims or other mining tenures subject to our royalty interests has not been properly established or is not properly maintained, or is successfully contested, our royalty interests could be adversely affected.

Royalty interests are subject to title and other defects and contest by operators of mining projects and holders of mining rights, and these risks may be hard to identify in acquisition transactions.

        While Royal Gold seeks to confirm the existence, validity, enforceability and geographic extent of the royalties it acquires, there can be no assurance that disputes over these and other matters will not arise. Confirming these matters, as well as the title to mining property on which we hold or seek to acquire a royalty, is a complex matter, and is subject to the application of the laws of each jurisdiction to the particular circumstances of each parcel of mining property. Similarly, our royalty interests generally are subject to uncertainties and complexities arising from the application of contract and property laws governing private parties and/or local or national governments in the jurisdiction where mining projects are located. Furthermore, royalties in many jurisdictions are contractual in nature, rather than interests in land, and therefore may be subject to change of control, bankruptcy or insolvency of operators, and to challenges of various kinds brought by operators or third parties. We do not usually have the protection of security interests over property that we could liquidate to recover all or part of our royalty investment. Disputes also could arise challenging, among other things, the existence or geographic extent of the royalty, third party claims to the same royalty interest or to the property on which we have a royalty, various rights of the operator or third parties in or to the royalty, methods for calculating the royalty, production and other thresholds and caps applicable to royalty payments, the obligation of an operator to make royalty payments, and various defects in the royalty agreement itself. Unknown defects in the royalties we acquire may prevent us from realizing the anticipated benefits from the acquisition, and could materially adversely affect our financial condition and results of operations.

Changes in U.S federal and state legislation, including changes in mining taxes and royalties payable to governments, could decrease our royalty revenues.

        A number of our royalty properties are located on U.S. federal lands that are subject to federal mining and other public land laws. Changes in federal or state laws or the regulations promulgated under them could affect mine development and expansion, significantly increase regulatory obligations and compliance costs with respect to mine development and mine operations, increase the cost of holding mining claims or impose additional taxes on mining operations, all of which could adversely affect our royalty revenue from such properties. In recent years, the United States Congress has considered a number of proposed major revisions to the General Mining Law of 1872 (the "General Mining Law"), which governs the creation, maintenance and possession of mining claims and related activities on federal public lands in the United States. Congress also has recently considered bills, which if enacted, would impose royalties payable to the government on hardrock production, increase land holding fees, impose federal reclamation fees, impose additional environmental operating standards and afford greater public involvement and regulatory discretion in the mine permitting process. Such legislation, if enacted, could adversely affect the development of new mines and the expansion of existing mines, as well as increase the cost of all mining operations on federal lands, and could materially and adversely affect mine operators and our royalty revenue from mines located on federal lands in the United States.

Foreign operations and operation by foreign operators are subject to many risks.

        We derived approximately 76% of our revenues from foreign sources during fiscal year 2011, compared to 60% in fiscal year 2010. Our principal producing royalties on properties outside of the United States are located in Canada, Chile, Mexico and Spain. We currently have interests in mines and projects in other countries, including Argentina, Australia, Bolivia, Brazil, Burkina Faso, Colombia, Dominican Republic, Finland, Ghana, Guatemala, Honduras, Nicaragua, Peru, Russia and Tunisia. Our foreign activities are subject to the risks normally associated with conducting business in foreign countries. These risks include, depending on the country, such things as volatile exchange controls and currency fluctuations, high rates of inflation, limitations on repatriation of earnings, foreign taxation, enforcement of unfamiliar or uncertain foreign real estate, contract and environmental laws, expropriation or nationalization of property, labor practices and disputes, changes in legislation, including changes in mining taxes and royalties payable to governments that could substantially increase the cost of mining operations, renegotiation or nullification of existing licenses, permits, approvals or the like, war, crime, terrorism, civil unrest and uncertain political and economic environments. For example, pending tax legislation in Australia and other foreign jurisdictions could impose large tax obligations on operators that could materially adversely affect the feasibility of new mine development and the profitability of existing mining operations. In addition, many of our operators are organized outside of the United States. Our royalty interests may be subject to the application of foreign laws to our operators, and their stockholders, including laws relating to foreign ownership structures, corporate transactions, creditors' rights, bankruptcy and liquidation. Foreign operations also could be adversely impacted by laws and policies of the United States affecting foreign trade, investment and taxation.

The mining industry is subject to significant environmental risks.

        Mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Laws and regulations in the United States and abroad intended to ensure the protection of the environment are constantly changing and generally are becoming more restrictive and more costly to satisfy. Furthermore, mining may be subject to significant environmental and other permitting requirements regarding the use of raw materials needed for operations, particularly water and power. If an operator is forced to incur significant costs to comply with environmental regulations or becomes subject to environmental restrictions that limit its ability to continue or expand operations, or if an operator were to lose its right to use or access water or other raw materials necessary to operate a mine, our royalty revenues could be reduced, delayed, or eliminated. These risks are most salient with regard to our development stage royalty properties where permitting may not be complete and where new legislation and regulation can lead to delays, interruptions and significant unexpected cost burdens for mine operators. For example, legislation was enacted in Argentina (but subsequently suspended by litigation) which could stop or curtail mining activities on or near the country's glaciers. We have royalty interests on the Chilean side of the Pascua-Lama project, which straddles the border between Chile and Argentina, and the new legislation in Argentina, if upheld in the litigation, could affect the design, development and operation of the Pascua-Lama project. Further, to the extent that we become subject to environmental liabilities for the time period during which we were operating properties, the satisfaction of any liabilities would reduce funds otherwise available to us and could have a material adverse effect on our financial condition, results of operations and cash flows.

We have incurred indebtedness in connection with our royalty acquisitions and could incur additional indebtedness that could have adverse effects on our business.

        As of September 30, 2011, the Company had $192.2 million outstanding under its existing credit facilities, which limits the cash flow available to fund acquisitions due to our debt servicing obligations. In addition, we may incur additional indebtedness in connection with financing acquisitions, strategic transactions or for other purposes. If we were to incur substantial additional indebtedness, it may become difficult for us to satisfy our debt obligations, increase our vulnerability to general adverse economic and industry conditions or require us to dedicate a substantial portion of our cash flow from operations and proceeds of any equity issuances to payments on our indebtedness, which could place us at a disadvantage to our competitors that may have less debt or have other adverse effects upon us.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs to the operators of the properties on which we have royalties.

        A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to the potential impacts of climate change. The December 1997 Kyoto Protocol, which ends in 2012, established a set of greenhouse gas emission targets for countries that have ratified the Protocol, which include Canada, Ghana, Australia and Peru. Furthermore, the U.S. Congress and several states have initiated legislation regarding climate change that will affect energy prices and demand for carbon intensive products. Additionally, the Australian Government may potentially reintroduce a national emissions trading scheme and mandatory renewable energy targets. Legislation and increased regulation regarding climate change could impose significant costs on the operators of our royalty properties, including increased energy, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. If an operator of a property on which we have royalty interests is forced to incur significant costs to comply with climate change regulation or becomes subject to environmental restrictions that limit its ability to continue or expand operations, our royalty revenues from that property could be reduced, delayed, or eliminated.

We depend on the services of our President and Chief Executive Officer and other key employees and on the participation of our Chairman.

        We believe that our success depends on the continued service of our key executive management personnel. Currently, Tony Jensen is serving as our President and Chief Executive Officer. Mr. Jensen's extensive commercial experience, mine operations background and industry contacts give us an important competitive advantage. Furthermore, our Chairman, Stanley Dempsey, who served as our Executive Chairman until his retirement as an officer of the Company in January 2009, remains closely involved with us. Mr. Dempsey's knowledge of the royalty business and long-standing relationships with the mining industry are important to our success. The loss of the services of Mr. Jensen or other key employees could jeopardize our ability to maintain our competitive position in the industry. We currently do not have key person life insurance for any of our officers or directors.

Our disclosure controls and internal control over our financial reporting are subject to inherent limitations.

        Management has concluded that as of June 30, 2011, our disclosure controls and procedures and our internal control over financial reporting were effective. Such controls and procedures, however, may not be adequate to prevent or identify existing or future internal control weaknesses due to inherent limitations therein, which may be beyond our control, including, but not limited to, our dependence on operators for the calculations of royalty payments as discussed above in "We depend on our operators for the calculation of royalty payments. We may not be able to detect errors and payment calculations may call for retroactive adjustments." Given our dependence on third party calculations, there is a risk that material misstatements in results of operations and financial condition may not be prevented or detected on a timely basis by our internal controls over financial reporting and may require us to restate our financial statements.

Risks Related to Our Common Stock

Our stock price may continue to be volatile and could decline.

        The market price of our common stock has fluctuated and may decline in the future. The high and low sale prices of our common stock on the NASDAQ Global Select Market were $49.81 and $22.75 for the fiscal year ended June 30, 2009, $55.96 and $37.35 for the fiscal year ended June 30, 2010, $62.33 and $42.15 for the fiscal year ended June 30, 2011, and $83.87 and $57.04 for the period beginning July 1, 2011 through December 21, 2011. The fluctuation of the market price of our common stock has been affected by many factors that are beyond our control, including:

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  market prices of gold, silver, copper, nickel and other metals;

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  interest rates;

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  expectations regarding inflation;

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  ability of operators to produce precious metals and develop new reserves;

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  currency values;

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  credit market conditions;

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  general stock market conditions; and

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  global and regional political and economic conditions.

Additional issuances of equity securities by us could dilute our existing stockholders, reduce some or all of our financial measures on a per share basis, reduce the trading price of our common stock or impede our ability to raise future capital.

        We may issue equity in the future in connection with acquisitions, strategic transactions or for other purposes. To the extent we issue additional equity securities, our existing stockholders could be diluted and some or all of our financial measures on a per share basis could be reduced. In addition, the shares of common stock that we issue in connection with an acquisition may not be subject to resale restrictions. The market price of our common stock could decline if certain large holders of our common stock, or recipients of our common stock in connection with an acquisition, sell all or a significant portion of their shares of common stock or are perceived by the market as intending to sell these shares other than in an orderly manner. In addition, these sales also could impair our ability to raise capital through the sale of additional common stock in the capital markets.

We may change our practice of paying dividends.

        We have paid a cash dividend on our common stock for each fiscal year beginning in fiscal year 2000. Our board of directors has discretion in determining whether to declare a dividend based on a number of factors, including prevailing gold prices, economic market conditions and funding requirements for future opportunities or operations. In addition, there may be corporate law limitations or future contractual restrictions on our ability to pay dividends. If our board of directors declines or is unable to declare dividends in the future or reduces the current dividend level, our stock price could fall, and the success of an investment in our common stock would depend largely upon any future stock price appreciation. We have increased our dividends in prior years. There can be no assurance, however, that we will continue to do so or that we will pay any dividends at all.

Certain anti-takeover provisions could delay or prevent a third party from acquiring us.

        Provisions in our restated certificate of incorporation and amended and restated bylaws may make it more difficult for third parties to acquire control of us or to remove our management. Some of these provisions:

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  permit our board of directors to issue preferred stock that has rights senior to the common stock without stockholder approval;

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  provide for three classes of directors serving staggered, three-year terms; and

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  require certain advanced notice of and information relating to stockholder nominations and proposals.

        We are also subject to the business combination provisions of Delaware law that could delay, deter or prevent a change in control. In addition, we have adopted a stockholder's rights plan that imposes significant penalties upon a person or group that acquires 15% or more of our outstanding common stock without the approval of the board of directors. Any of these measures could prevent a third party from pursuing an acquisition of Royal Gold, even if stockholders believe the acquisition is in their best interests.

USE OF PROCEEDS

        Unless we specify otherwise in a prospectus supplement, the net proceeds from the sale of securities offered from time to time using this prospectus will be used for our general corporate purposes, which may include repayment or refinancing of debt, acquisitions or working capital. We will not receive proceeds from sales of selling securityholders except as otherwise specified in an applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth the ratio of earnings to fixed charges and preferred stock dividends of Royal Gold for the periods indicated.

	Three Months Ended September 30, 2011	Fiscal Year Ended June 30,
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges (unaudited)	28.34	18.72	16.89	98.55	41.10	23.28
Ratio of combined fixed charges and preferred stock dividends to earnings (unaudited)	28.34	18.72	16.89	98.55	11.13	23.28

        For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, net income attributable to non-controlling interests, and losses or earnings from equity investments plus fixed charges. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and that portion of rental expense we believe to be representative of interest. We issued 1,150,000 shares of 7.25% Mandatory Convertible Preferred Stock on November 9, 2007. On March 10, 2008, all of the shares of the 7.25% Mandatory Convertible Preferred Stock were converted into shares of common stock. For the purpose of computing the ratio of combined fixed charges and preferred stock dividends to earnings, earnings consist of income from continuing operations before income taxes, net income attributable to non-controlling interests, and losses or earnings from equity investments plus fixed charges and preferred stock dividends. Preferred stock dividends consist of dividends paid as part of the 7.25% Mandatory Convertible Preferred Stock issuance. As of the date of this prospectus, we no longer have any shares of preferred stock outstanding.

DESCRIPTION OF THE DEBT SECURITIES

        The following is a summary of the general terms of the debt securities that we may offer from time to time. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

        We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. These debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. This summary is not complete and is qualified in its entirety by reference to the indenture. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General Terms of the Indenture

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and they may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with "original issue discount," or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

        You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

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  the title and authorized denominations of those debt securities;

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  any limit on the aggregate principal amount of that series of debt securities;

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  the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

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  interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

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  the right, if any, to extend the interest payment periods and the duration of the extensions;

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  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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  the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

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  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

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  our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

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  the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

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  the denominations in which those debt securities will be issuable;

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  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

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  whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

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  whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

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  if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

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  if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

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  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

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  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

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  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

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  the nature and terms of any security for any secured debt securities;

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  the terms applicable to any debt securities issued at a discount from their stated principal amount; and

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  any other specific terms of any debt securities.

        The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

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  the conversion or exchange price;

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  the conversion or exchange period;

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  provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

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  events requiring adjustment to the conversion or exchange price; and

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  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        The terms of the indenture prevent us from consolidating or merging with or into, or conveying, transferring or leasing all or substantially all of our assets to, any person, unless (i) we are the surviving corporation or the successor corporation or person to which our assets are conveyed, transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture and (ii) immediately after completing such a transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are conveyed, transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or conveyance, transfer or lease of all or substantially all of our assets.

Events of Default

        The indenture provides that the following will be "events of default" with respect to any series of debt securities:

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  failure to pay interest for 30 days after the date payment is due and payable;

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  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

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  failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

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  failure to perform other covenants for 60 days after notice of such default or breach and request for it to be remedied;

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  events in bankruptcy, insolvency or reorganization relating to us; or

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  any other event of default provided in the applicable officer's certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

        The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, waive any past default and consequences of such default.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

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  the holder has previously given to the trustee written notice of a continuing default;

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  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

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  the requesting holders have offered the trustee indemnity for the reasonable costs, expenses and liabilities that may be incurred by bringing the action;

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  the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

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  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

        We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or decrease our obligations under the indenture as stated below.

        We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

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  we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified by a nationally recognized firm of independent certified accountants to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

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  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

        In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture.

        Although we may discharge or decrease our obligations under the indenture as described in the preceding paragraphs, we may not discharge certain enumerated obligations, including but not limited to, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

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  evidence the assumption by a successor entity of our obligations;

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  add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

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  add any additional events of default;

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  cure any ambiguity or correct any inconsistency or defect in the indenture;

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  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

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  add guarantees to or secure any debt securities;

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  establish the forms or terms of debt securities of any series;

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  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

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  add to or change any provision of the indenture as is necessary to permit or facilitate the issuance of debt securities in bearer form;

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  change the location of (i) payment of principal, premium or interest; (ii) surrender of the debt securities for registration, transfer or exchange and (iii) notices and demands to or upon the Company;

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  supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any debt securities provided that it does not adversely affect the interests of the holders of any outstanding debt securities;

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  conform the terms of any debt securities to the description of such debt securities in the prospectus and prospectus supplement offering the debt securities;

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  eliminate any provision that was required at the time we entered into the indenture but, as a result of an amendment to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is no longer required;

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  modify, eliminate or add to the provisions of the indenture to effect or evidence any change required by an amendment to the Trust Indenture Act; and

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  make any other provisions with respect to matters or questions arising under the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

        Any provision of the indenture shall automatically be deemed to have been modified, eliminated or added to the extent required to be made as a result of an amendment to the Trust Indenture Act.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

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  extend the final maturity of any debt security;

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  reduce the principal amount or premium, if any;

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  reduce the rate or extend the time of payment of interest;

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  change the method of calculating the rate of interest;

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  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

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  change the currency in which the principal, and any premium or interest, is payable;

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  impair the right to institute suit for the enforcement of any payment on any debt security when due;

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  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

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  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

        The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

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  a default in the payment of the principal of or premium or interest on any such debt security; or

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  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

        The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

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  by the depositary for the registered global security to its nominee;

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  by a nominee of the depositary to the depositary or another nominee of the depositary; or

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  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as "participants," or persons that may hold interests through participants;

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  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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  any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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  ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

        The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

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  will not be entitled to have the debt securities represented by a registered global security registered in their names;

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  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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  will not be considered the owners or holders of the debt securities under the relevant indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these securities with a depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities.

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The trustee may engage in other transactions with us. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

General

        The following description of our capital stock, together with the additional information in any applicable prospectus supplement, summarizes the material terms and provisions of our capital stock and various provisions of our restated certificate of incorporation, as amended, which we also refer to as our certificate of incorporation, and amended and restated bylaws, as amended, which we also refer to as our bylaws. For additional information about the terms of our capital stock, please refer to our certificate of incorporation, bylaws, and our First Amended and Restated Rights Agreement, dated as of September 10, 2007, which we refer to as our stockholder rights agreement, that are incorporated by reference into the registration statement of which this prospectus is a part. The terms of these securities may also be affected by the general corporation law of the state of Delaware. The summary below is not intended to be complete and is qualified by reference to the provisions of applicable law and our certificate of incorporation, bylaws and stockholder rights agreement.

        Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. As of November 30, 2011, there were approximately 54,792,435 issued and outstanding shares of common stock and one share of preferred stock, designated as The Special Voting Preferred Stock, issued or outstanding. In addition, as of such date, there were 814,555 exchangeable shares of RG Exchangeco Inc., a wholly-owned Canadian subsidiary of the Company ("RG Exchangeco") outstanding which are exchangeable at any time into shares of the Company's common stock on a one-for-one basis and entitle their holders to voting and economic rights that are, as nearly as practicable, equivalent to the voting and economic rights of shares of Royal Gold common stock. Rights to purchase Series A Junior Participating Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock") have been distributed to holders of our common stock under our stockholder rights agreement. A maximum of 500,000 shares of Series A Preferred Stock is currently authorized for issuance upon exercise of these rights.

Common Stock

        Holders of common stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of stockholders and do not have any cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, when, as and if declared by the board of directors, out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock.

        Upon the liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to receive ratably the net assets of the Company available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption, or conversion rights other than the right, when exercisable, to purchase one one-thousandth of a share of our Series A Junior Participating Preferred Stock as described further below. The outstanding shares of common stock are, and the shares offered by us by any prospectus supplement accompanying this prospectus will be, when issued and paid for, fully paid and non-assessable.

RG Exchangeco Exchangeable Shares

        The exchangeable shares were issued by RG Exchangeco, our wholly-owned subsidiary. The exchangeable shares are substantially the economic equivalent of shares of common stock of Royal Gold.

        Dividends.    Holders of exchangeable shares are entitled to receive, subject to applicable law, dividends as follows:

  •
  in the case of a cash dividend declared on Royal Gold common stock, an amount in cash for each exchangeable share equal to the cash dividend declared on each share of Royal Gold common stock;

  •
  in the case of a stock dividend declared on Royal Gold common stock to be paid in shares of Royal Gold common stock, such number of exchangeable shares for each exchangeable share as is equal to the number of shares of Royal Gold common stock to be paid on each share of Royal Gold common stock unless in lieu of such stock dividend RG Exchangeco elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the board of directors of RG Exchangeco) subdivision of the outstanding exchangeable shares; or

  •
  in the case of a dividend declared on Royal Gold common stock in property other than cash or shares of Royal Gold common stock, such type and amount of property for each exchangeable share as is the same as or economically equivalent (to be determined by the board of directors of RG Exchangeco) to the type and amount of property declared as a dividend on each share of Royal Gold common stock.

        The declaration dates, record dates and payment dates for dividends on the exchangeable shares are the same as the relevant dates for the dividends on Royal Gold common stock.

        Voting rights.    Holders of exchangeable shares receive, through a voting trust and The Special Voting Preferred Stock, the benefit of Royal Gold voting rights, entitling the holder to one vote for each exchangeable share held on the same basis and in the same circumstances as one share of Royal Gold common stock.

        Other.    The exchangeable shares are exchangeable at any time, at the option of the holder on a one-for-one basis for shares of Royal Gold common stock.

Preferred Stock

The Special Voting Preferred Stock

        As of the date of this prospectus, we had one share of preferred stock, designated as The Special Voting Preferred Stock, issued or outstanding.

        Dividends and liquidation rights.    The trustee holder of The Special Voting Preferred Stock is not entitled to receive any dividends or other distributions or to receive or participate in any distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up.

        Voting rights.    The trustee holder of The Special Voting Preferred Stock has the right to cast a number of votes equal to the number of then outstanding exchangeable shares but has agreed to only cast a number of votes equal to the number of exchangeable shares as to which it has received voting instructions from the owners of record of those exchangeable shares (other than Royal Gold and its affiliates), on the relevant record date. As of November 30, 2011, The Special Voting Preferred Stock was entitled to 814,555 votes, based upon 814,555 exchangeable shares outstanding on such date. The trustee holder of The Special Voting Preferred Stock will vote together with holders of the Royal Gold common stock as a single class.

        Other.    The trustee holder of The Special Voting Preferred Stock has no pre-emptive rights to acquire any securities of Royal Gold.

Series A Preferred Stock

        Rights to purchase Series A Preferred Stock have been distributed to holders of our common stock under our stockholder rights agreement, and a maximum of 500,000 shares of Series A Preferred Stock are authorized for issuance on exercise of rights. Our preferred stock may be issued from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law, the board of directors is authorized to determine the voting powers (if any), designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, for each series of preferred stock that may be issued, and to fix the number of shares of each such series. Thus, the board of directors, without stockholder approval, could authorize the issuance of preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of common stock or other series of preferred stock or that could have the effect of delaying, deferring or preventing a change in control of the Company.

        Preferred stock will be issued under a certificate of designations relating to each series of preferred stock, subject to our certificate of incorporation. When a particular series of preferred stock is offered, the prospectus supplement will describe the specific terms of the securities, including:

  •
  the title and stated value of the preferred stock;

  •
  the number of shares of the preferred stock offered, the dividend and liquidation preference per share and the offering price of the preferred stock;

  •
  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

  •
  whether the preferred stock will have preemptive rights;

  •
  the procedures for auction and remarketing, if any, of the preferred stock;

  •
  the sinking fund provisions, if applicable, for the preferred stock;

  •
  the redemption provisions, if applicable, for the preferred stock;

  •
  whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

  •
  whether the preferred stock will have voting rights and the terms of the voting rights, if any;

  •
  whether the preferred stock will be listed on any securities exchange;

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  the transfer agent for the preferred stock;

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  whether the preferred stock will be issued with any other securities and, if so, the amount and terms of such securities; and

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  any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Effect of Delaware Anti-takeover Statute

        We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

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  prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with, controlling, or controlled by any of these entities or persons.

Certificate of Incorporation and Bylaws Provisions

        Our certificate of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

        Classified Board of Directors.    Our certificate of incorporation provides for our board of directors to be divided into three classes of directors serving staggered three year terms. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the board of directors.

        Authorized but Unissued or Undesignated Capital Stock.    Our authorized capital stock consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the board of directors in one or more transactions. In this regard, our certificate of incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors' authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

        Special Meetings of Stockholders.    Our bylaws provide that special meetings of our stockholders may be called only by our chairman of the board of directors, chief executive officer, president or board of directors. Stockholders do not have the right to call special meetings or to bring business before special meetings.

        Stockholder Action by Written Consent.    Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting and without prior notice if a written consent is signed by the holders of the minimum number of votes necessary to authorize the action at a meeting at which all shares entitled to vote were present and voted. Our bylaws provide the same standard for written consent and require a stockholder seeking to take action by written consent to give written notice to our secretary requesting that the board of directors fix a record date and include in such notice certain specified information and representations regarding (i) each person whom the stockholder proposes to nominate for election or re-election as a director, (ii) any other business the stockholder proposes to take by written consent, (iii) the stockholder giving notice and the beneficial owner, if any, or any affiliate or associate thereof, on whose behalf the nomination or proposal is made (collectively, the "Proposing Stockholder"), (iv) any agreements, arrangements and understandings between the Proposing Stockholder and any other person in connection with the proposal of such business or nominations by the stockholder, and (v) whether the Proposing Stockholder is or intends to be part of a group that intends to solicit consents from stockholders.

        Notice Procedures.    Our bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals relating to the nomination of candidates for election as directors and amendments to our certificate of incorporation or bylaws. These procedures provide that, as to matters not sought to be included in the Company's proxy statement, the stockholder must give timely notice of such stockholder proposals in writing to our secretary prior to the meeting and update or supplement such notice, as required by our bylaws. All stockholder proposals must also otherwise be a proper matter for stockholder action pursuant to our certificate of incorporation, our bylaws and applicable law. Generally, to be timely a stockholder's notice must be received by the secretary at the principal executive offices of the Company (a) in the case of an annual meeting, not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year's annual meeting (provided, however, that if the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received, not less than 90 nor more than 120 calendar days before such annual meeting, or not more than 10 calendar days following the day on which public announcement of the date of such meeting is first made by the Company), or (b) in the case of a special meeting, not more than 120 calendar days before such special meeting nor less than the later of (i) 90 calendar days prior to such meeting or (ii) if a public announcement is first made of the date of the special meeting less than 100 calendar days prior to such meeting, 10 calendar days following such public announcement. Stockholders are not permitted to make proposals to be brought before any special meeting of our stockholders other than the nomination of candidates for election as directors where the stated purpose for such special meeting includes the election of directors.

        Any such notice must include certain specified information and representations regarding (i) each person whom the stockholder proposes to nominate for election or re-election as a director, (ii) any other business the stockholder proposes to bring before the meeting, (iii) the Proposing Stockholder, (iv) any agreements, arrangements and understandings between the Proposing Stockholder and any other person in connection with the proposal of such business or nominations by the stockholder, and (v) whether the Proposing Stockholder is or intends to be part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal. As to matters sought to be included in the Company's proxy statement, stockholders must comply with Rule 14a-8 under the Exchange Act.

Stockholder Rights Plan

        Rights to purchase Series A Preferred Stock have been distributed to holders of our common stock under our stockholders rights agreement. A maximum of 500,000 shares of Series A Preferred Stock is currently authorized for issuance upon exercise of these rights. Our stockholders rights agreement provides that attached to each share of our common stock is one right that, when exercisable, entitles the holder to purchase one one-thousandth of a share of Series A Preferred Stock at a purchase price of $175, subject to adjustment. In certain events, including when a person or group becomes the owner of 15% or more of our outstanding common stock (except by reason of share acquisitions by the Company) or when a person or group commences a tender offer or exchange offer for 15% of more of our outstanding common stock, the rights become exercisable. Exercise of the rights would entitle the holders of the rights (other than the acquiring person or group) to receive that number of one-thousandths of a share of Series A Preferred Stock with a market value equal to two times the exercise price of the rights. At any time after the rights become exercisable, but before the acquiring person or group has obtained 50% or more of our outstanding common stock, our board of directors, under certain circumstances, may exchange each of the rights for a share of common stock or one one-thousandth of a Series A Preferred Share or the preferred stock equivalent. Accordingly, exercise or exchange of the rights may cause substantial dilution to a person or group that attempts to acquire the Company. The rights, which expire on September 10, 2017, may be redeemed at a price of $.001 per right at any time until the tenth day following an announcement that an individual, corporation or other entity has acquired 15% or more of our outstanding common stock, except as otherwise provided in our stockholders rights agreement. Our stockholders rights agreement makes the takeover of the Company much more difficult.

Limitation of Director Liability

        As permitted by provisions of the Delaware General Corporation Law, our certificate of incorporation limits, in certain circumstances, the monetary liability of our directors for breaches of their fiduciary duties as directors. These provisions do not eliminate the liability of a director:

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  for a breach of the director's duty of loyalty to the Company or its stockholders;

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  for acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law;

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  arising under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or

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  for any transaction from which the director derived an improper personal benefit.

        In addition, these provisions do not limit our rights or the rights of our stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

Indemnification Arrangements

        Our bylaws provide that the Company shall indemnify our directors and officers to the full extent permitted by Delaware law. Under such provisions any director or officer, who, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding, may be indemnified if the board of directors determines such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Company. Our bylaws and the Delaware General Corporation Law further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise.

        We have entered into indemnification agreements with all of our current directors and officers to assure them that they will be indemnified to the extent permitted by our bylaws and the Delaware General Corporation Law. The indemnification agreements provide our directors and officers indemnification against, among other things, any and all expenses, judgments, fines, penalties, and amounts paid in settlement by the director or officer, provide for the advancement of expenses incurred by the director or officer in connection with any proceeding and obligate the director or officer to reimburse Royal Gold for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director or officer is not entitled to indemnification. The indemnification agreements also provide certain methods and presumptions for determining whether the director or officer is entitled to indemnification, among other matters, as set forth in such agreement. However, we are not required to indemnify a person on account of any action, claim or proceeding (other than as specifically provided in our bylaws) initiated by such person against the Company unless such action, claim or proceeding (i) relates to such person's right to indemnification under any indemnification agreement entered into by such person and the Company, (ii) was authorized in the specific case by action of the board of directors, or (iii) as otherwise required under the Delaware General Corporation Law.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Royal Gold pursuant to our certificate of incorporation, our bylaws or any indemnification agreement, Royal Gold has been informed that in the opinion of the SEC such indemnification is against public policy as expressed under the Securities Act and is therefore unenforceable.

Transfer Agent

        The transfer agent for our common stock is Computershare Trust Company, Golden, Colorado; and Computershare Trust Company of Canada, Toronto, Ontario.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to issue fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. The material terms of the deposit agreement, the depositary shares and the depositary receipts will be described in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

DESCRIPTION OF WARRANTS

        We may issue warrants, including warrants to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with any equity or debt securities and may be attached to or separate from such equity or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Royal Gold and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement, including:

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  the title of the warrants;

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  the aggregate principal amount of the warrants and the issue price of the warrants;

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  the number of securities for, and the price at, which the warrants are exercisable and the period during which the warrants may be exercised;

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  the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

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  in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants, and the price at which such number of shares of preferred stock of such series may be purchased upon such exercise;

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  in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which the debt securities may be purchased upon exercise;

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  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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  any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

SELLING SECURITYHOLDERS

        Selling securityholders may use this prospectus in connection with the resale of securities from time to time. The applicable prospectus supplement will identify the selling securityholders, the terms of the securities and other information regarding the transaction, such as the price of the securities, the names of any underwriter or broker-dealer, if used, and the commissions paid or discounts or concessions allowed to such underwriter or broker-dealer, where applicable. The selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from their sale of securities. We will not receive any proceeds from sales by selling securityholders except as otherwise specified in an applicable prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling securityholders, other than underwriting fees, discounts or commissions which will be borne by the selling securityholders.

PLAN OF DISTRIBUTION

        The Company or the selling securityholders, if any, may sell securities offered by means of this prospectus in and outside the United States (1) to or through underwriters or dealers, (2) directly to purchasers, (3) through agents, or (4) through a combination of any of these methods. The prospectus supplement relating to the offered securities will set forth the terms of the offering, including:

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  the name or names of any underwriters, dealers or agents;

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  the purchase price of the offered securities;

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  any initial public offering price;

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  the net proceeds to us;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any discounts, concessions or other items allowed or reallowed or paid to dealers or agents;

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  any commissions paid to agents; and

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  any securities exchanges on which the offered securities may be listed.

        We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        The Company or the selling securityholders may directly solicit offers to purchase our securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The Company or the selling securityholders will describe the terms of direct sales in the prospectus supplement.

        Agents designated by the Company or the selling securityholders may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us or the selling securityholders to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities so offered and sold.

        If the Company or the selling securityholders utilizes an underwriter in the sale of the securities offered by this prospectus, the Company or the selling securityholders will execute an underwriting agreement with the underwriter or underwriters at the time of sale. We will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from the Company or the selling securityholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by the Company or the selling securityholders to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

        Underwriters, dealers and agents may be entitled, under agreements that may be entered into with the Company or the selling securityholders, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

        If the Company or the selling securityholders use delayed delivery contracts, the Company or the selling securityholders will, directly or through agents, underwriters or dealers, disclose that they are using them in the prospectus supplement and state when they will demand payment and delivery of the securities under the delayed delivery contracts. The Company or the selling securityholders may further agree to adjustments before a public offering to the underwriters' purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering. These delayed delivery contracts will be subject only to the conditions that the Company or the selling securityholders set forth in the prospectus supplement.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than the Company sold to them. In these circumstances, these persons would cover such over-allotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        In addition, the Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, the Company may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        The selling securityholders may also sell our securities in one or more privately negotiated transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part. Such sales, if any, will not form part of the plan of distribution described in this prospectus. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each such sale.

        Other than the common stock, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us or the selling securityholders for public offering and sale may make a market in such securities, but such underwriters may not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the NASDAQ Global Select Market and Toronto Stock Exchange. Any common stock sold by this prospectus will be listed for trading on the NASDAQ Global Select Market subject to official notice of issuance. The Company cannot give you any assurance as to the liquidity of the trading markets for any securities.

        Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon for us by Hogan Lovells US LLP, Denver, Colorado.

EXPERTS

        The consolidated financial statements of Royal Gold, Inc. appearing in Royal Gold, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2011, and the effectiveness of Royal Gold, Inc.'s internal control over financial reporting as of June 30, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The financial statements as of June 30, 2010 and for each of the two years in the period ended June 30, 2010 incorporated in this prospectus by reference to Royal Gold's Annual Report on Form 10-K for the year ended June 30, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

5,250,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Book-Running Manager

Goldman, Sachs & Co.

Lead Managers

HSBC	Scotiabank

October     , 2012